Exhibit 10.6

AGREEMENT OF PURCHASE AND SALE

between

ORION-FORT WORTH ASSOCIATES LLC, as SELLER

and

RRE OPPORTUNITY OP II, LP, as BUYER

Dated as of December 2, 2014

i

Schedules

Schedule A	—	Legal Description
Schedule B	—	Asset File
Schedule C	—	List of Personal Property
Schedule 3.1(c)	—	Consents
Schedule 3.2(a)	—	Rent Roll
Schedule 3.2(c)	—	Litigation
Schedule 3.2(d)	—	Violations
Schedule 4.2(a)	—	Assumed Contracts

Exhibits

Exhibit A	—	Form of Assignment of Leases
Exhibit B	—	Form of Assignment of Contracts
Exhibit C	—	Form of Tenant Notices
Exhibit D	—	From of Assignment of Licenses, Permits, Warranties and General Intangibles
Exhibit E	—	Form of Deed
Exhibit F	—	Form of Bill of Sale
Exhibit G	—	Form of FIRPTA Certificate
Exhibit H	—	Form of Title Affidavit
Exhibit I	—	Form of Water District Disclosure

v

AGREEMENT OF PURCHASE AND SALE

AGREEMENT OF PURCHASE AND SALE, made as of December 2, 2014, between Orion-Fort Worth Associates LLC, a Delaware limited liability company (“Seller”), and RRE Opportunity OP II, LP, a Delaware limited partnership (“Buyer”).

Background

A. Seller is the owner of the real property known as Orion at Oak Hill Apartments, located at 2450 Oak Hill Circle in Fort Worth, Texas, as more particularly described on Schedule A annexed hereto (the “Property”, together with the Asset-Related Property (as defined below), but excluding any “Mineral, Oil and Gas Rights” as defined below, collectively, the “Asset”).

B. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, Seller’s right, title and interest in the Asset on the terms and conditions hereinafter set forth.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Defined Terms . The capitalized terms used herein will have the following meanings.

“Adjustment Point” shall have the meaning assigned thereto in Article X.

“Affiliate” shall mean any Person (as defined below) that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with another Person. The term “control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and shall in any event include the ownership or power to vote fifty percent (50%) or more of the outstanding equity or voting interests, respectively, of such other Person.

“Agreement” shall mean this Agreement of Purchase and Sale, together with the exhibits and schedules attached hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Anti-Money Laundering and Anti-Terrorism Laws” shall have the meaning assigned thereto in Section 3.1(g)(i).

“Applicable Law” shall mean all statutes, laws, common law, rules, regulations, ordinances, codes or other legal requirements of any Governmental Authority, board of fire underwriters and similar quasi-governmental agencies or entities, and any judgment, injunction, order, directive, decree or other judicial or regulatory requirement of any Governmental Authority of competent jurisdiction affecting or relating to the Person or property in question.

“Asset” shall have the meaning assigned thereto in “Background” paragraph A.

“Asset File” shall mean the materials with respect to the Asset set forth on Schedule B, which have been or will be delivered to Buyer or its representatives by Seller or Seller’s Broker or made available to Buyer at the Property or on an on-line virtual data website (and which Seller shall use commercially reasonable efforts to deliver or make available within two (2) Business Days after the Effective Date).

“Asset-Related Property” shall have the meaning assigned thereto in Section 2.1(b).

“Assignment of Contracts” shall have the meaning assigned thereto in Section 6.1(a)(ii).

“Assignment of Leases” shall have the meaning assigned thereto in Section 6.1(a)(i).

“Assignment of Licenses, Permits, Warranties and General Intangibles” shall have the meaning assigned thereto in Section 6.1(a)(iv).

“Assumed Contracts” shall have the meaning assigned thereto in Section 4.2(a).

“Basket Limitation” shall mean an amount equal to $27,500.

“Broker” shall mean Holliday Fenoglio Fowler, L.P.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banks are authorized or required by law to be closed in the cities of Dallas, Texas, Philadelphia, Pennsylvania, or New York, New York or by United States federal laws.

“Buyer” shall have the meaning assigned thereto in the Preamble to this Agreement.

“Buyer-Related Entities” shall have the meaning assigned thereto in Section 11.1.

“Buyer Waived Breach” shall have the meaning assigned thereto in Section 11.3.

“Cable Contract” shall mean that certain contract captioned “AT&T Connected Communities MDU Exclusive Marketing Contract”, between Seller and AT&T Operations, Inc., a Delaware corporation.

“Cable Contract Encumbrances” shall mean any easement, memorandum of, or similar matter, relating to or memorializing the Cable Contract or the vendor’s rights thereunder.

“Cap Limitation” shall mean an amount equal to $650,000.

“Claims” shall have the meaning assigned thereto in Section 7.5(a).

“Closing” shall have the meaning assigned thereto in Section 2.3(a).

“Closing Date” shall have the meaning assigned thereto in Section 2.3(a).

“Closing Documents” shall mean any certificate, assignment, instrument or other document delivered pursuant to this Agreement, including, without limitation, each of the documents to be delivered by Seller pursuant to Section 6.2 and by Buyer pursuant to Section 6.1.

“Closing Statement” shall have the meaning assigned thereto in Section 6.1(b)(ii).

“Condition of the Asset” shall have the meaning assigned thereto in Section 7.4(b).

“Contracts” shall mean, collectively, all written agreements or contracts of Seller, or entered into on behalf of Seller, relating to the ownership or operation of the Asset, but excluding the Space Leases, the Existing Management Agreement and any contract pertaining to the operation of the Asset that also pertains to the operation of another property.

“Deed” shall have the meaning assigned thereto in Section 6.2(a)(i).

“Diligence Notice” shall have the meaning assigned thereto in Section 7.2(a).

“Due Diligence Period” shall mean the period of time from the Effective Date to 5:00 p.m. (Central Time) on December 2, 2014.

“Earnest Money” shall have the meaning assigned thereto in Section 2.2(a)(i).

“Earnest Money Escrow Account” shall have the meaning assigned thereto in Section 14.5(a).

“Effective Date” shall mean the date of this Agreement.

“Escrow Agent” shall have the meaning assigned thereto in Section 2.2(a)(i).

“Excluded Assets” shall have the meaning assigned thereto in Section 2.1(c).

“Executive Order” shall have the meaning assigned thereto in Section 3.1(g)(i).

“Existing Financing Exceptions” shall mean (i) that certain Multifamily Deed of Trust, Assignment of Rents and Security Agreement and Fixture Filing recorded as Document No. D213278275, as assigned by that certain Assignment of Security Instrument recorded as

Document No. D213278276, and (ii) that certain UCC Financing Statement recorded as Document No. D213278277, each in the Official Public Records of Tarrant County, Texas (as such financing statement has been continued).

“Existing Management Agreement” shall mean the existing property management agreement between Seller and its property manager with respect to management of the Property, as the same may be amended, modified or supplemented from time to time.

“Financing Liens” shall have the meaning assigned thereto in Section 8.3(a).

“Governmental Authority” shall mean any federal, state or local government or other political subdivision thereof, including, without limitation, any agency or entity exercising executive, legislative, judicial, regulatory or administrative governmental powers or functions, in each case to the extent the same has jurisdiction over the Person or property in question.

“Government List” shall mean any of (i) the two lists maintained by the United States Department of Commerce (Denied Persons and Entities), (ii) the list maintained by the United States Department of Treasury (Specially Designated Nationals and Blocked Persons), and (iii) the two lists maintained by the United States Department of State (Terrorist Organizations and Debarred Parties).

“Hazardous Materials” shall have the meaning assigned thereto in subparagraph 7.4(b)(i).

“Indemnification Claim” shall have the meaning assigned thereto in Section 11.5.

“Indemnified Party” shall have the meaning assigned thereto in Section 11.5.

“Indemnifying Party” shall have the meaning assigned thereto in Section 11.5.

“Independent Contract Consideration” shall have the meaning assigned thereto in Section 2.2(c).

“IRS” shall mean the Internal Revenue Service.

“IRS Reporting Requirements” shall have the meaning assigned thereto in Section 14.3(c).

“Losses” shall have the meaning assigned thereto in Section 11.1.

“Material Casualty” shall have the meaning assigned thereto in Section 9.2(b).

“Material Condemnation” shall have the meaning assigned thereto in Section 9.2(b).

“Monetary Encumbrance” shall have the meaning assigned thereto in Section 8.3(a).

“Permitted Exceptions” shall mean all of the following: (i) the matters set forth in the Title Commitment or the Survey or any matters disclosed on any updated title reports or any Updated Survey, in each case which are approved or deemed approved by Buyer pursuant to Article 8, (ii) the Space Leases, all contracts affecting the Property and any Space Lease, or other contracts entered into after the Effective Date in accordance with the terms of this Agreement, (iii) liens for current real estate taxes and special assessments which are not yet due and payable, (iv) standard exceptions and provisions contained in the standard form of title insurance policy issued by Title Company in the State of Texas, (v) subject to the adjustments provided for herein, any utility installation, connection or maintenance charge due after Closing and charges for sewer, water, electricity, telephone, cable television or gas after Closing, (vi) the rights of tenants, as tenants only, under the Space Leases and any Space Lease entered into after the Effective Date in accordance with the terms of this Agreement, (vii) any exceptions caused by Buyer, its agents, representatives or employees, (viii) subject to the provisions of Section 8.3, mechanics liens arising by or through the tenants under the Space Leases affecting the Property, and (ix) the Cable Contract Encumbrances.

“Person” shall mean a natural person, partnership, limited partnership, limited liability company, corporation, trust, estate, association, unincorporated association or other entity.

“Post-Effective Date Voluntary Encumbrance” shall have the meaning assigned thereto in Section 8.3(a).

“Property” shall have the meaning assigned thereto in “Background” paragraph A. For the avoidance of doubt, the Property shall not include any Mineral, Oil and Gas Rights.

“Property Manager” shall mean Seller’s existing property manager.

“Purchase Price” shall have the meaning assigned thereto in Section 2.2(a).

“Refundable Security Deposits” shall mean all Security Deposits that are refundable to tenants pursuant to Space Leases and have not been applied by Seller prior to the Closing Date.

“Releasees” shall have the meaning assigned thereto in Section 7.5.

“Rent Roll” shall have the meaning assigned thereto in Section 3.2(a).

“Rents” shall have the meaning assigned thereto in Section 10.1(a).

“Rents Collected In Arrears” shall have the meaning assigned thereto in Section 10.1(a).

“Reporting Person” shall have the meaning assigned thereto in Section 14.3(c).

“Scheduled Closing Date” shall have the meaning assigned thereto in Section 2.3(a).

“Security Deposits” shall mean all security and escrow deposits received by Seller in connection with the Space Leases.

“Seller” shall have the meaning assigned thereto in the Preamble to this Agreement.

“Seller-Related Entities” shall have the meaning assigned thereto in Section 11.2.

“Seller’s Knowledge” shall mean the actual knowledge of Seller based upon the actual knowledge of Ralph Pickett with respect to the Asset, without any duty on the part of such Persons to conduct any independent investigation or make any inquiry of any Person. The named individual shall have no personal liability by virtue of his inclusion in this definition.

“Space Leases” shall mean any leases or other written agreements for occupancy of the Property.

“Survey” shall mean that certain ALTA survey of the Property, last revised October 22, 2013, and prepared by Millman National Land Services as Project No. 30124.

“Taxes” shall mean any and all fees (including, without limitation, documentation, recording, license and registration fees), taxes (including, without limitation, net income, alternative, unitary, alternative minimum, franchise, value added, ad valorem, income, receipts, capital, excise, sales, use, leasing, fuel, excess profits, turnover, occupation, property (including, personal, real, tangible and intangible property taxes), transfer, recording and stamp taxes, levies, imposts, duties, charges, fees, assessments, or withholdings of any nature whatsoever, general or special, ordinary or extraordinary, and any transaction privileges or similar taxes) imposed by or on behalf of a Governmental Authority, together with any and all penalties, fines, additions to tax and interest thereon, whether disputed or not.

“Tenant Notices” shall have the meaning assigned thereto in Section 6.1(a)(iii).

“Title Commitment” shall mean that certain owner’s title commitment issued by the Title Company with an effective date of October 23, 2014, and Commitment Number: NCS-698910-CHI2, and any updates thereto.

“Title Company” shall mean First American Title Insurance Company.

“Title Policy” shall mean an owner’s policy of title insurance in the form prescribed by the Texas Department of Insurance without any endorsements issued by the Title Company insuring Buyer’s fee simple title to the Property subject only to the Permitted Exceptions in an amount equal to the Purchase Price.

“Updated Survey” shall mean any updated survey of the Property obtained by Buyer.

“Violations” shall mean all violations of Applicable Law now or hereafter issued or noted, including any open building permits and any fines or penalties associated with the foregoing.

“Voluntary Encumbrance” shall mean with respect to the Property, title exceptions affecting the Property that are knowingly and intentionally created by Seller through the execution by Seller of one or more instruments creating or granting such title exceptions; provided, however, that the term “Voluntary Encumbrances” as used in this Agreement shall not include the following: (a) any Permitted Exceptions; (b) any title exception created pursuant to a Space Lease by a tenant thereunder; (c) any title exceptions that are approved, waived or deemed to have been approved or waived by Buyer or that are created in accordance with the provisions of this Agreement; and (d) any title exceptions which, pursuant to a Space Lease for the Property or otherwise, are to be discharged by a tenant or occupant of the Property.

ARTICLE II

SALE, PURCHASE PRICE AND CLOSING

SECTION 2.1. Sale of Asset.

(a) On the Closing Date and pursuant to the terms and subject to the conditions set forth in this Agreement, Seller shall sell to Buyer, and Buyer shall purchase from Seller, Seller’s right, title and interest in the Asset; provided that, Seller hereby reserves (and shall at the Closing reserve and retain) all Mineral, Oil and Gas Rights.

(b) The transfer of the Asset to Buyer shall include the transfer of all Asset-Related Property. For purposes of this Agreement, “Asset-Related Property” shall mean all of Seller’s right, title and interest in and to the following (but excluding any of the Mineral, Oil and Gas Rights):

(i) all buildings and improvements located on the Property;

(ii) all easements, covenants and other rights appurtenant to the Property and all right, title and interest of Seller, if any, in and to any land lying in the bed of any street, road, avenue or alley, open or closed, in front of or adjoining the Property and to the center line thereof;

(iii) all furniture, fixtures, equipment and other personal property which are now, or may hereafter prior to the Closing Date may be, placed in or attached to the Property and are used solely in connection with the operation of the Property (but not including items owned or leased by tenants or the Property Manager, or which are leased by Seller) (the “Personal Property”), a list of which is attached hereto as Schedule C;

(iv) to the extent they may be transferred under Applicable Law without consent, all entitlements and intangible personal property in connection with the design, construction, ownership, occupancy, use, operation, maintenance or repair of all or any part of the Property, including, without limitation, licenses, permits, authorizations, approvals, certificates of occupancy, the right to use the name “Oak Hill” (but expressly excluding the name “Orion”) and all phone numbers and facsimile numbers for the Property (the “General Intangible Property”);

(v) to the extent assignable without consent, all warranties, if any, issued to Seller by any manufacturer or contractor in connection with construction or installation of equipment or any component of the improvements included as part of the Property (the “Warranties”);

(vi) all Space Leases, all Refundable Security Deposits and all intangible property relating to the Property in Seller’s possession;

(vii) all Assumed Contracts;

(viii) all books and records, tenant files, tenant lists and tenant marketing information relating to the Property.

(c) Notwithstanding anything to the contrary contained in this Agreement, it is expressly agreed by the parties hereto that the following items are expressly excluded from the Asset to be sold to Buyer (collectively, the “Excluded Assets”):

(i) all cash on hand or on deposit in any house bank, operating account or other account maintained in connection with the ownership, operation or management of the Property or the Asset;

(ii) all Security Deposits, other than Refundable Security Deposits, including non-refundable pet deposits, if any;

(iii) all right, title and interest in any purchase agreement or other closing document entered into in connection with Seller’s acquisition of the Property;

(iv) any fixtures, personal property, equipment, trademarks or other intellectual property or other assets which are owned by (A) the supplier or vendor under any Contract, (B) the tenant under any Space Lease and (C) the Property Manager;

(v) any insurance claims or proceeds arising out of or relating to events that occur prior to the Closing Date subject to the terms of Section 9.2(a);

(vi) any proprietary or confidential materials (including any materials relating to the background or financial condition of a present or prior direct or indirect partner or member of Seller), the internal books and records of Seller relating, for example, to contributions and distributions prior to the Closing, any software, the names “Blackstone” and “LivCor”, and any derivations thereof, and any trademarks, trade names, brand marks, brand names, trade dress or logos relating thereto, any development bonds, letters of credit or other collateral held by or posted with any Governmental Authority or other third party with respect to any improvement, subdivision or development obligations concerning the Property or any other real property, and any other intangible property that is not used exclusively in connection with the Property; and

(vii) the Mineral, Oil and Gas Rights and any indemnities that Seller has received or hereafter receives in connection the removal or extraction of oil, gas and minerals pursuant to the reservation of Mineral, Oil and Gas Rights set forth in the Deed. “Mineral, Oil and Gas Rights” shall mean all rights to oil, gas and other minerals, without the right to use the surface of the Property or any portion thereof to a depth of 200 feet below the surface, including the rights to remove and extract and use such oil, gas and other minerals. For purposes hereof, “oil, gas and other minerals” shall be construed in the broadest sense to include all oil, gas, and associated liquid or gaseous hydrocarbons, all sulfur, coal, uranium, lignite, and all other minerals, whether similar or dissimilar to those named above, regardless of how such mineral may be produced, subject however to the restriction on use of the surface estate of the Property set forth herein.

SECTION 2.2. Purchase Price.

(a) The consideration to be paid by Buyer to Seller for the purchase of the Asset shall be an amount equal to Forty-Seven Million and No/100 Dollars ($47,000,000.00) (the “Purchase Price”), and shall be paid by Buyer to Seller on the Closing Date as follows:

(i) Within three (3) Business Days after the Effective Date, Buyer shall deliver to First American Title Insurance Company, located at 30 N. LaSalle, Suite 310, Chicago, Illinois 60602, Attention: Deanna Wilkie (Telephone: (312) 917-7238; E-mail: dawilkie@firstam.com) as escrow agent (in such capacity, “Escrow Agent”), cash in an amount equal to Eight Hundred Fifty Thousand and No/100 Dollars ($850,000.00) (together with all accrued interest thereon, the “Earnest Money”) in immediately available funds by wire transfer to the Earnest Money Escrow Account. The Earnest Money shall be non-refundable to Buyer except as expressly provided in this Agreement. If the Earnest Money is not deposited by Buyer as and when due and payable hereunder, Seller shall have the right in Seller’s sole and absolute discretion to terminate this Agreement, whereupon neither party shall have any further rights or obligations hereunder except for those that expressly survive the termination of this Agreement.

(ii) On or prior to the expiration of the Due Diligence Period, Buyer shall have the right to terminate this Agreement and receive a return of the Earnest Money by delivering a Diligence Notice pursuant to the requirements of Section 7.2(a)(i) of this Agreement.

(iii) At the Closing, Buyer shall deposit with the Escrow Agent, by wire transfer of immediately available funds, an amount equal to the sum of (A) (x) the Purchase Price minus (y) the Earnest Money plus or minus, as applicable, (B) the closing prorations and adjustments to be made in accordance with this Agreement.

(b) Upon delivery by Buyer to Escrow Agent, the Earnest Money will be deposited by Escrow Agent in the Earnest Money Escrow Account, and shall be held in escrow in accordance with the provisions of Section 14.5. All interest earned on the Earnest Money while held by Escrow Agent shall be paid to the party to whom the Earnest Money is paid, except that if the Closing occurs, Buyer shall receive a credit against the Purchase Price for such interest in accordance with the terms of this Agreement.

(c) Notwithstanding any other provision of this Agreement to the contrary, in the event this Agreement is terminated by either party prior to the Closing (as hereinafter defined) pursuant to any right to do so in this Agreement, or, if not so terminated, at the Closing, One Hundred Dollars ($100.00) (“Independent Contract Consideration”) of the Earnest Money shall be paid to Seller, which amount the parties bargained for and agreed to as consideration for Buyer’s right to inspect and purchase the Property pursuant to this Agreement and for Seller’s execution, delivery and performance of this Agreement. The Independent Contract Consideration is in addition to and independent of any other consideration or payment provided in this Agreement, is nonrefundable, and it is fully earned and shall be retained by Seller notwithstanding any other provision of this Agreement, provided, the Independent Contract Consideration shall be applied as a credit to the Purchase Price at Closing.

(d) No adjustment shall be made to the Purchase Price except as explicitly set forth in this Agreement.

SECTION 2.3. The Closing.

(a) The closing of the sale and purchase of the Asset (the “Closing”) shall take place on December 19, 2014 (the “Scheduled Closing Date”). Time shall be of the essence with respect to Buyer’s obligations under this Agreement, subject to such adjournments of the Closing Date as are expressly permitted hereunder (the Scheduled Closing Date, as such date may be extended as expressly provided in this Agreement, the “Closing Date”).

(b) Notwithstanding the foregoing, (i) if Seller does not obtain its lender’s consent to pay off the Existing Financing Liens and close the sale of the Property on the Scheduled Closing Date (after using commercially reasonable efforts to obtain such consent), then Seller shall have the right to adjourn the Closing Date to not later than December 31, 2014 so long as Seller gives Buyer written notice of such adjournment at least two (2) Business Days prior to the then-scheduled Closing Date, and (ii) if Buyer is unable to obtain financing for its acquisition of the Property on the Scheduled Closing Date (after using commercially reasonable efforts to obtain the same), then Buyer shall have the right to adjourn the Closing Date to not later than December 31, 2014 so long as Buyer gives Seller written notice of such adjournment at least two (2) Business Days prior to the then-scheduled Closing Date. Buyer acknowledges and agrees that obtaining financing for its acquisition of the Property shall not be a condition to Buyer’s obligation to consummate the Closing hereunder.

(c) The Closing shall be held on the Closing Date not later than 11:00 A.M. (Central Time) by mutually acceptable escrow arrangements. There shall be no requirement that Seller and Buyer physically attend the Closing, and all funds and documents to be delivered at the Closing shall be delivered to the Escrow Agent unless the parties hereto mutually agree otherwise. Buyer and Seller hereby authorize their respective attorneys to execute and deliver to the Escrow Agent any additional or supplementary instructions as may be necessary or convenient to implement the terms of this Agreement and facilitate the closing of the transactions contemplated hereby, provided, however, that such instructions are consistent with and merely supplement this Agreement and shall not in any way modify, amend or supersede this Agreement.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER

SECTION 3.1. General Seller Representations and Warranties . Subject to the information disclosed in the Asset File, Seller hereby represents and warrants to Buyer as follows:

(a) Formation; Existence. Seller is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware.

(b) Power and Authority. Seller has all requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions provided for in this Agreement have been duly authorized by all necessary action on its part. This Agreement has been duly executed and delivered by Seller and constitutes Seller’s legal, valid and binding obligation, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights and by general principles of equity (whether applied in a proceeding at law or in equity).

(c) No Consents. No consent, license, approval, order, permit or authorization of, or registration, filing or declaration with, any court, administrative agency or commission or other Governmental Authority is required to be obtained or made in connection with the execution, delivery and performance of this Agreement by Seller or any of Seller’s obligations in connection with the transactions required or contemplated hereby, except as shown on Schedule 3.1(c).

(d) No Conflicts. Seller’s execution, delivery and compliance with, and performance of the terms and provisions of, this Agreement, and the sale of the Asset, will not (i) conflict with or result in any violation of its organizational documents, (ii) conflict with or result in any violation of any provision of any bond, note or other instrument of indebtedness, contract, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which Seller is a party in its individual capacity, or (iii) violate any Applicable Law relating to Seller or its assets or properties except, in each case, for any conflict or violation which will not materially adversely affect (A) Seller’s ability to consummate the transactions contemplated by this Agreement, (B) Seller’s interest in the Asset or (C) the operation of the Property.

(e) Foreign Person. Seller is not a “foreign person” as defined in Internal Revenue Code Section 1445 and the regulations issued thereunder.

(f) Bankruptcy. Seller has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Seller’s creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Seller’s assets, which remains pending or (iv) suffered the attachment or other judicial seizure of all, or substantially all of Seller’s assets, which remains pending.

(g) Contracts. To Seller’s Knowledge, there is no existing material default under any of the Assumed Contracts.

(h) Anti-Terrorism Laws.

(i) None of Seller or, to Seller’s Knowledge, its Affiliates, is in violation of any laws relating to terrorism, money laundering or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Action of 2001, Public Law 107-56, as amended, and Executive Order No. 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) (the “Executive Order”) (collectively, the “Anti-Money Laundering and Anti-Terrorism Laws”).

(ii) None of Seller or, to Seller’s Knowledge, its Affiliates, is acting, directly or indirectly, on behalf of terrorists, terrorist organizations or narcotics traffickers, including those persons or entities that appear on the Annex to the Executive Order, or are included on any relevant lists maintained by the Office of Foreign Assets Control of U.S. Department of Treasury, U.S. Department of State, or other U.S. government agencies, all as may be amended from time to time.

(iii) Neither Seller, nor any person controlling or controlled by Seller, is a country, territory, individual or entity named on a Government List, and the monies used in connection with this Agreement and amounts committed with respect thereto, were not and are not derived from any activities that contravene any applicable anti-money laundering or anti-bribery laws and regulations (including funds being derived from any person, entity, country or territory on a Government List or engaged in any unlawful activity defined under Title 18 of the United States Code, Section 1956(c)(7)).

SECTION 3.2. Representations and Warranties of Seller as to the Asset . Subject to the information disclosed in the Asset File and matters of public record relating to or in connection with the Property, Seller hereby represents and warrants to Buyer as follows:

(a) Space Leases; Rent Roll. To Seller’s Knowledge as of the Effective Date, Seller has not entered into any leases or other rental or occupancy agreements with respect to the Property other than the Space Leases identified in the rent roll attached hereto as Schedule 3.2(a) (the “Rent Roll”). To Seller’s Knowledge as of the Effective Date, the Rent Roll is true, complete and correct in all material respects as of the date stated therein. At Closing, Seller shall deliver to Buyer an updated Rent Roll dated within three (3) Business Days of Closing and, to Seller’s Knowledge, such Rent Roll shall be true and correct in all material respects as of such date. To Seller’s Knowledge, Seller is not in material default or material breach under the Space Leases, except as set forth in Schedule 3.2(a).

(b) Condemnation. As of the Effective Date, there are no pending condemnations or eminent domain proceedings affecting the Property, and to Seller’s Knowledge, no such action is threatened in writing against the Property.

(c) Litigation. Except as set forth on Schedule 3.2(c), as of the Effective Date, there are no litigations, actions, suits, arbitrations, orders, decrees, claims, writs, injunctions, government investigations, proceedings pending or, to Seller’s Knowledge, threatened in writing against Seller which, if determined adversely to such entity, would adversely affect the ability of Seller to perform its material obligations hereunder. As of the Effective Date, Seller is not a party to or subject to the provision of any judgment, order, writ, injunction, decree or award of any Governmental Authority which would adversely affect the ability of Seller to perform its obligations hereunder.

(d) Violations. Except as set forth on Schedule 3.2(d), to Seller’s Knowledge, Seller has not received written notice from any Governmental Authority of any Violation that remains uncured or not rescinded. To Seller’s Knowledge, Seller has not received or delivered written notice of any existing material default under those certain Protective Covenants recorded under Volume 7671, Page 1984 and under Volume 7671, Page 1992 in the Real Property Records of Tarrant County, Texas.

(e) Employees. Seller does not have any employees.

(f) Seller Knowledge Individual. Ralph Pickett is an individual affiliated with Seller or its affiliates who has been materially involved in the asset management of the Property and in negotiation of the transactions contemplated by this Agreement and is in a position to confirm the truth and accuracy of Seller’s knowledge representations hereunder concerning the Property.

(g) Third Party Options. Except for this Agreement, Seller has not granted to any third party any option to purchase the Property which is currently binding on the Property.

SECTION 3.3. Amendments to Schedules, Limitations on Representations and Warranties of Seller.

(a) Seller shall have the right to amend and supplement the schedules to this Agreement from time to time prior to the Closing by providing a written copy of such amendment or supplement to Buyer; provided, however, that any amendment or supplement to the schedules to this Agreement shall have no effect for the purposes of determining whether Buyer’s Closing condition set forth in Section 5.2(a) has been satisfied and shall not be deemed to cure any breach of a Seller representation or warranty that is untrue as of the Effective Date, but shall have effect only for the purposes of limiting the defense and indemnification obligations of Seller for the inaccuracy or untruth of the representation or warranty qualified by such amendment or supplement following the Closing.

(b) Notwithstanding anything in this Agreement to the contrary, if the representations and warranties relating to the Rent Roll set forth in Section 3.2 and the status of the tenants thereunder (other than Seller or its Affiliates) were true and correct in all material respects as of the Effective Date, no change in circumstances or status of such tenants (e.g., defaults, bankruptcies, below market status or other adverse matters relating to such tenants or a tenant’s exercise following the Effective Date of any contractual termination rights not caused by the actions of Seller) occurring after the Effective Date shall permit Buyer to terminate this Agreement or constitute grounds for Buyer’s failure to close or otherwise constitute a breach of any representation or warranty by Seller.

SECTION 3.4. Covenants of Seller Prior to Closing.

(a) From the Effective Date until the Closing or earlier termination of this Agreement, Seller or Seller’s agents shall:

(i) Operation. Operate and maintain the Property substantially in accordance with Seller’s past practices with respect to the Property (including entering into new Space Leases, marketing the Property for lease, maintaining the Property and making ordinary and necessary repairs), except that Seller shall not be required to make any capital improvements or replacements to the Property or cure or remove any Violations. Seller shall promptly give Buyer copies of all written correspondence received by Seller asserting any breach or default under the Space Leases or the Assumed Contracts or any Violations.

(ii) Litigation. Advise Buyer promptly of any litigation, arbitration proceeding or administrative hearing (including condemnation) before any governmental agency which affects the Asset in any material respect, which is instituted after the Effective Date and which, if adversely determined, would materially adversely affect (i) Seller’s ability to consummate the transactions contemplated by this Agreement, (ii) the ownership of the Asset or (iii) the operation of the Property.

(iii) Insurance. Keep the Property insured against fire and other hazards in such amounts and under such terms as are substantially consistent with Seller’s existing insurance program.

(iv) Performance Under Space Leases. Perform, or cause its agents to perform, in all material respects, all obligations of landlord or lessor under the Space Leases.

(v) Taxes, Charges, etc. Continue to pay or cause to be paid all Taxes, water and sewer charges in the ordinary course of business.

(vi) Rent Ready. At Closing, any units at the Property that are vacated at least seven (7) Business Days prior to Closing shall be put in rent ready condition by Seller in accordance with Seller’s customary management practices at the Property and, if not put in such condition by Seller, Buyer shall receive a credit at Closing in an amount necessary to put any such unit in rent ready condition; provided, however, the amount of any such credit shall not exceed the sum of $750 per unit. Within two (2) Business Days prior to the Closing Date, Buyer will be permitted to inspect the vacant units at the Property described in this Section 3.4(a)(vi) with a representative of Seller upon not less than 24 hours’ prior notice to Seller.

(b) Existing Management Agreement. Seller shall terminate the Existing Management Agreement at or prior to Closing. All termination fees and any other costs and expenses relating to such termination shall be the responsibility solely of Seller, and Buyer shall not have any responsibility or liability therefor.

(c) Contracts. Seller shall deliver to each vendor a notice of termination with respect to the Contracts except the Assumed Contracts. Seller shall not enter into any new contracts or agreements with respect to the Property without Buyer’s written consent, which consent shall not be unreasonably withheld.

(d) Excluded Assets. Nothing in this Section 3.4 shall restrict Seller’s rights with respect to any Excluded Asset or give Buyer any approval, consent or other rights with respect thereto.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER

SECTION 4.1. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as follows:

(a) Formation; Existence. Buyer is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware.

(b) Power; Authority. Buyer has all requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, the purchase of the Asset and the consummation of the transactions provided for herein have been duly authorized by all necessary action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights and by general principles of equity (whether applied in a proceeding at law or in equity).

(c) No Consents. No consent, license, approval, order, permit or authorization of, or registration, filing or declaration with, any court, administrative agency or commission or other Governmental Authority, is required to be obtained or made in connection with the execution, delivery and performance of this Agreement by Buyer or any of Buyer’s obligations in connection with the transactions required or contemplated hereby.

(d) No Conflicts. Buyer’s execution, delivery and compliance with, and performance of the terms and provisions of, this Agreement, and the purchase of the Asset, will not (i) conflict with or result in any violation of its organizational documents, (ii) conflict with or result in any violation of any provision of any bond, note or other instrument of indebtedness, contract, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which Buyer is a party in its individual capacity, or (iii) violate any Applicable Law relating to Buyer or its assets or properties, except for any conflict or violation which will not materially adversely affect Buyer’s ability to consummate the transactions contemplated by this Agreement.

(e) Bankruptcy. Buyer has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Buyer’s creditors (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Buyer’s assets, which remains pending or (iv) suffered the attachment or other judicial seizure of all, or substantially all of Buyer’s assets, which remains pending.

(f) Anti-Terrorism Laws.

(i) None of Buyer or, to Buyer’s knowledge, its Affiliates, is in violation of the Anti-Money Laundering and Anti-Terrorism Laws.

(ii) None of Buyer or, to Buyer’s knowledge, its Affiliates, is acting, directly or indirectly, on behalf of terrorists, terrorist organizations or narcotics traffickers, including those persons or entities that appear on the Annex to the Executive Order, or are included on any relevant lists maintained by the Office of Foreign Assets Control of U.S. Department of Treasury, U.S. Department of State, or other U.S. government agencies, all as may be amended from time to time.

(iii) Neither Buyer, nor any person controlling or controlled by Buyer, is a country, territory, individual or entity named on a Government List, and the monies used in connection with this Agreement and amounts committed with respect thereto, were not and are not derived from any activities that contravene any applicable anti-money laundering or anti-bribery laws and regulations (including funds being derived from any person, entity, country or territory on a Government List or engaged in any unlawful activity defined under Title 18 of the United States Code, Section 1956(c)(7)).

(g) Buyer acknowledges that it has the financial resources and authority over the same to purchase the Asset at the Purchase Price.

SECTION 4.2. Covenants of Buyer.

(a) Assumed Contracts. Buyer shall assume as of the Closing all Contracts listed on Schedule 4.2(a), including the Cable Contract (collectively, the “Assumed Contracts”) which can be transferred without the consent of a third party or for which such consent has been obtained. In connection with such assumption, Buyer shall execute and deliver any addendum or transfer acknowledgement required to be signed pursuant to the terms of an Assumed Contract.

ARTICLE V

CONDITIONS PRECEDENT TO CLOSING

SECTION 5.1. Conditions Precedent to Seller’s Obligations. The obligation of Seller to consummate the transfer of the Asset to Buyer on the Closing Date is subject to the satisfaction (or waiver by Seller) as of the Closing of the following conditions:

(a) Each of the representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects when made and on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date (unless such representation or warranty is made on and as of a specific date, in which case it shall be true and correct in all material respects as of such date).

(b) Buyer shall have performed or complied in all material respects with each obligation and covenant required by this Agreement to be performed or complied with by Buyer on or before the Closing.

(c) No order or injunction of any court or administrative agency of competent jurisdiction nor any statute, rule, regulation or executive order promulgated by any Governmental Authority of competent jurisdiction shall be in effect as of the Closing which restrains or prohibits the transfer of the Asset or the consummation of any other transaction contemplated hereby.

(d) No action, suit or other proceeding shall be pending which shall have been brought by a Person to restrain or prohibit the transactions contemplated under this Agreement.

(e) Seller or Escrow Agent shall have received all of the documents required to be delivered by Buyer under Section 6.1.

(f) Seller or Escrow Agent shall have received the Purchase Price in accordance with Section 2.2 and all other amounts due to Seller hereunder.

SECTION 5.2. Conditions Precedent to Buyer’s Obligations. The obligation of Buyer to purchase and pay for the Asset is subject to the satisfaction (or waiver by Buyer) as of the Closing of the following conditions:

(a) Each of the representations and warranties made by Seller in this Agreement shall be true and correct in all material respects when made and on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date (unless such representation or warranty is made on and as of a specific date, in which case it shall be true and correct in all material respects as of such date, subject to any change in circumstances permitted or contemplated in this Agreement).

(b) Seller shall have performed or complied in all material respects with each obligation and covenant required by this Agreement to be performed or complied with by Seller on or before the Closing.

(c) No order or injunction of any court or administrative agency of competent jurisdiction nor any statute, rule, regulation or executive order promulgated by any Governmental Authority of competent jurisdiction shall be in effect as of the Closing which restrains or prohibits the transfer of the Asset or the consummation of any other transaction contemplated hereby.

(d) No action, suit or other proceeding shall be pending which shall have been brought by a Person, other than Buyer or an affiliate of Buyer, that restrains or prohibits the transactions contemplated under this Agreement.

(e) Seller’s interest in the Property shall be delivered to Buyer in the manner required under Section 8.1.

(f) Buyer or Escrow Agent shall have received all of the documents required to be delivered by Seller under Section 6.2.

SECTION 5.3. Waiver of Conditions Precedent. The occurrence of the Closing shall constitute conclusive evidence that Seller and Buyer have respectively waived any conditions which are not satisfied as of the Closing.

ARTICLE VI

CLOSING DELIVERIES

SECTION 6.1. Buyer Closing Deliveries. Buyer shall deliver the following documents to the Escrow Agent on or before the Closing Date:

(a) With respect to the Asset:

(i) an assignment and assumption of Seller’s interest in the Space Leases (the “Assignment of Leases”) duly executed by Buyer in substantially the form of Exhibit A attached hereto;

(ii) an assignment and assumption of the Assumed Contracts (the “Assignment of Contracts”) duly executed by Buyer in substantially the form of Exhibit B attached hereto;

(iii) notice letters to the tenants at the Property (the “Tenant Notices”) duly executed by Buyer, in substantially the form of Exhibit C attached hereto, provided that drafts of the Tenant Notices are delivered to Buyer to review at least two (2) Business Days prior to Closing. Buyer shall promptly deliver the same to all tenants upon the Closing and shall provide Seller with confirmation of such delivery upon Seller’s request;

(iv) an assignment of all licenses, permits, warranties and intangibles with respect to the Property to the extent assignable (but excluding any Excluded Assets) (an “Assignment of Licenses, Permits, Warranties and General Intangibles”) duly executed by Buyer in substantially the form of Exhibit D attached hereto; and

(v) a special warranty deed (the “Deed”) in substantially the form of Exhibit E attached hereto duly executed by Buyer;

(b) With respect to the transactions contemplated hereunder:

(i) all transfer tax returns to the extent required by law and the regulations issued pursuant thereto in connection with the payment of all state or local real property transfer taxes that are payable or arise as a result of the consummation of the transactions contemplated by this Agreement, in each case, as prepared by Seller and Buyer and duly executed by Buyer; and

(ii) a closing statement prepared and approved by Seller and Buyer, consistent with the terms of this Agreement (the “Closing Statement”) duly executed by Buyer.

SECTION 6.2. Seller Closing Deliveries. Seller shall deliver the following documents to the Escrow Agent on or before the Closing Date:

(a) With respect to the Asset:

(i) the Deed duly executed by Seller;

(ii) the Assignment of Leases duly executed by Seller;

(iii) a bill of sale duly executed by Seller in substantially the form of Exhibit F attached hereto, relating to all fixtures, chattels, equipment and articles of Personal Property owned by Seller which are currently located upon or attached to the Property and used solely in connection with the operation of the Property (but not including items owned or leased by tenants, the Property Manager, or which are leased by Seller or any Excluded Assets);

(iv) the Assignment of Contracts duly executed by Seller;

(v) the Tenant Notices duly executed by Seller;

(vi) notice letters to the vendors under the Assumed Contracts duly executed by Seller;

(vii) an affidavit that Seller is not a “foreign person” within the meaning of the Foreign Investment in Real Property Tax Act of 1980, as amended, in substantially the form of Exhibit G attached hereto;

(viii) the Assignment of Licenses, Permits, Warranties and General Intangibles duly executed by Seller; and

(ix) to the extent in Seller’s possession, copies of the Space Leases which delivery may be satisfied by delivery of the on-site property management office at the Property.

(b) With respect to the transactions contemplated hereunder:

(i) all transfer tax returns to the extent required by law and the regulations issued pursuant thereto in connection with the payment of all state or local real property transfer taxes that are payable or arise as a result of the consummation of the transactions contemplated by this Agreement, in each case, as prepared by Seller and Buyer and duly executed by Seller; and

(ii) a Closing Statement duly executed by Seller.

SECTION 6.3. Cooperation. In the event any Asset-Related Property is not assignable (such as a letter of credit that is not transferable), Seller shall provide written notice thereof to Buyer and use commercially reasonable efforts after the Closing to provide Buyer, at no cost to Seller, with the economic benefits of such property by enforcing such property (at Buyer’s direction) for the benefit and at the expense of Buyer. The provisions of this Section 6.3 shall survive the Closing hereunder.

ARTICLE VII

INSPECTIONS; DUE DILIGENCE; RELEASE

SECTION 7.1. Right of Inspection. During the Due Diligence Period and through the earlier of Closing or the earlier termination of this Agreement in accordance with the terms hereof, Buyer and its agents, attorneys, advisors, consultants and employees shall have the right, upon reasonable prior written notice to Seller (which shall in any event be at least 24 hours in advance) and at Buyer’s sole cost, risk and expense to inspect the Property during business hours on Business Days, provided that any such inspection shall not unreasonably impede the normal day-to-day business operation of the Property, and provided further that Seller shall be entitled to accompany Buyer and its agents on such inspection. Notwithstanding the foregoing, Buyer shall not have the right to interview the tenants or subtenants under Space Leases or to do any invasive testing of the Property, in each case, without the prior written consent of Seller in its sole discretion and Seller shall be entitled to accompany Buyer and its agents on any such permitted interviews and testing. Buyer’s right of inspection of the Property shall be subject to the rights of tenants under the Space Leases. Prior to any such inspection, Buyer shall deliver to Seller certificates reasonably satisfactory to Seller evidencing that Buyer’s and agents carry and maintain such general liability insurance policies with such companies and in such scope and amounts as are acceptable to Seller in its reasonable discretion, in all cases naming Seller as an additional insured and loss payee thereunder. Buyer hereby indemnifies and agrees to defend and hold Seller and Seller-Related Entities harmless from and against (i) any Losses arising out of, resulting from relating to or in connection with or from damage to property or injury to persons arising from any such inspection by Buyer or its agents and (ii) any breach of the provisions of this Section 7.1; provided, however, the foregoing indemnity shall not apply to the extent any Loss arises out of the gross negligence or willful misconduct of Seller, the Property

Manager or their respective affiliates, officers, managers, members, partners, agents, contractors and employees. The provisions of this Section 7.1 shall survive for one (1) year following the Closing or the termination of this Agreement.

SECTION 7.2. Termination Right.

(a) On or before the expiration of the Due Diligence Period, Buyer shall deliver written notice (the “Diligence Notice”) to Seller stating either (i) that Buyer elects to terminate this Agreement, in which event Seller shall direct the Escrow Agent to return the Earnest Money to Buyer and neither party shall have any further rights or obligations under this Agreement (except for provisions hereof that are expressly stated to survive a termination of this Agreement), or (ii) that Buyer elects not to terminate this Agreement, in which event (A) Buyer shall thereupon be deemed to have waived any right to terminate this Agreement pursuant to the provisions of this Section 7.2(a) and this Agreement shall continue in full force and effect in accordance with its terms and (B) the Earnest Money shall thereupon become nonrefundable, except as expressly specified in this Agreement. The failure of Buyer to deliver any Diligence Notice to Seller by the expiration of the Due Diligence Period shall be deemed to be the delivery of a Diligence Notice by Buyer under clause (ii) above. For the avoidance of doubt, Buyer’s right to terminate this Agreement pursuant to clause (i) above shall be made at the sole discretion of Buyer and for any or no reason, and Seller shall have no right of objection. Time shall be of the essence with respect to Buyer’s right and obligation to deliver the Diligence Notice.

(b) Buyer hereby agrees that in the event Buyer delivers (or is deemed to have delivered) a Diligence Notice under clause (ii) of Section 7.2(a) the same shall constitute an acknowledgment that Seller has given Buyer every opportunity to consider, inspect and review to its satisfaction the physical, environmental, economic and legal condition of the Asset and all files and information provided or made available to Buyer by Seller that Buyer deems material to the purchase of the Asset.

SECTION 7.3. DISCLAIMER. ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE ASSET IS SOLELY FOR BUYER’S CONVENIENCE AND WAS OR WILL BE OBTAINED FROM A VARIETY OF SOURCES. SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO (AND EXPRESSLY DISCLAIMS ALL) REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION EXCEPT AS SET FORTH IN THIS AGREEMENT. SELLER SHALL NOT BE LIABLE FOR ANY MISTAKES, OMISSIONS, MISREPRESENTATION OR ANY FAILURE TO INVESTIGATE THE ASSET NOR SHALL SELLER BE BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS, APPRAISALS, ENVIRONMENTAL ASSESSMENT REPORTS OR OTHER INFORMATION PERTAINING TO THE ASSET OR THE OPERATION THEREOF, FURNISHED BY SELLER, ITS REPRESENTATIVES OR OTHER PERSON ACTING ON SELLER’S BEHALF EXCEPT AS SET FORTH IN THIS AGREEMENT.

SECTION 7.4. EXAMINATION; NO CONTINGENCIES.

(A) IN ENTERING INTO THIS AGREEMENT, BUYER HAS NOT BEEN INDUCED BY AND HAS NOT RELIED UPON ANY WRITTEN OR ORAL REPRESENTATIONS, WARRANTIES OR STATEMENTS, WHETHER EXPRESS OR IMPLIED, MADE BY SELLER, OR ANY PARTNER OF SELLER, OR ANY AFFILIATE, AGENT, EMPLOYEE, OR OTHER REPRESENTATIVE OF ANY OF THE FOREGOING OR BY ANY BROKER OR ANY OTHER PERSON REPRESENTING OR PURPORTING TO REPRESENT SELLER WITH RESPECT TO THE ASSET, THE CONDITION OF THE ASSET OR ANY OTHER MATTER AFFECTING OR RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY, OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT. BUYER’S OBLIGATIONS UNDER THIS AGREEMENT SHALL NOT BE SUBJECT TO ANY CONTINGENCIES, DILIGENCE OR CONDITIONS EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT. BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN OR IN THE DOCUMENTS EXECUTED AND DELIVERED BY SELLER AT CLOSING, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED OR ARISING BY OPERATION OF LAW, WITH RESPECT TO THE ASSET OR THE CONDITION OF THE ASSET. DURING ITS DUE DILIGENCE PERIOD AND PURSUANT TO THE TERMS OF THIS AGREEMENT, BUYER IS ENCOURAGED TO CONDUCT AN INDEPENDENT INVESTIGATION AND INSPECTION OF THE PROPERTY, UTILIZING SUCH EXPERTS AS BUYER DEEMS TO BE NECESSARY FOR AN INDEPENDENT ASSESSMENT OF THE STRUCTURAL AND OPERATIONAL INTEGRITY OF THE IMPROVEMENTS AND EQUIPMENT USED IN THE OPERATION OF THE PROPERTY, AND COMPLIANCE OF THE PROPERTY (INCLUDING SPECIFICALLY THE IMPROVEMENTS) WITH APPLICABLE LAWS, INCLUDING THE FEDERAL AMERICANS WITH DISABILITIES ACT, THE TEXAS ARCHITECTURAL BARRIERS ACT, AND/OR APPLICABLE ENVIRONMENTAL LAWS. BUYER AGREES THAT THE ASSET WILL BE SOLD AND CONVEYED TO (AND ACCEPTED BY) BUYER AT THE CLOSING IN THE THEN EXISTING CONDITION OF THE ASSET, AS IS, WHERE IS, WITH ALL FAULTS, AND WITHOUT ANY WRITTEN OR VERBAL REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED OR ARISING BY OPERATION OF LAW, OTHER THAN AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE DOCUMENTS EXECUTED AND DELIVERED BY SELLER AT CLOSING. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT AS SET FORTH IN THIS AGREEMENT OR IN THE DOCUMENTS EXECUTED AND DELIVERED BY SELLER AT CLOSING, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT ARE WITHOUT STATUTORY, EXPRESS OR IMPLIED WARRANTY, REPRESENTATION, AGREEMENT, STATEMENT OR EXPRESSION OF OPINION OF OR WITH RESPECT TO THE CONDITION OF THE ASSET OR ANY ASPECT THEREOF, INCLUDING, WITHOUT LIMITATION, (I) ANY AND ALL STATUTORY, EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES RELATED TO THE SUITABILITY FOR HABITATION, MERCHANTABILITY, WORKMANLIKE CONSTRUCTION OR FITNESS FOR USE OR ACCEPTABILITY FOR THE PURPOSE

INTENDED BY BUYER OR ANY WARRANTIES OR COVENANTS REFERRED TO IN SECTION 5.023 OF THE TEXAS PROPERTY CODE (OR ITS SUCCESSORS) WITH RESPECT TO THE PROPERTY OR ITS CONDITION OR THE CONSTRUCTION, PROSPECTS, OPERATIONS OR RESULTS OF OPERATIONS OF THE PROPERTY, (II) ANY STATUTORY, EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES CREATED BY ANY AFFIRMATION OF FACT OR PROMISE, BY ANY DESCRIPTION OF THE ASSET OR BY OPERATION OF LAW, AND (III) ALL OTHER STATUTORY, EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES BY SELLER WHATSOEVER. BUYER ACKNOWLEDGES THAT BUYER HAS KNOWLEDGE AND EXPERTISE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE BUYER TO EVALUATE THE MERITS AND RISKS OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(B) FOR PURPOSES OF THIS AGREEMENT, THE TERM “CONDITION OF THE ASSET” MEANS THE FOLLOWING MATTERS:

(I) PHYSICAL CONDITION OF THE PROPERTY. THE QUALITY, NATURE AND ADEQUACY OF THE PHYSICAL CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE QUALITY OF THE DESIGN, LABOR AND MATERIALS USED TO CONSTRUCT THE IMPROVEMENTS INCLUDED IN THE PROPERTY; THE CONDITION OF STRUCTURAL ELEMENTS, FOUNDATIONS, ROOFS, GLASS, MECHANICAL, PLUMBING, ELECTRICAL, HVAC, SEWAGE, AND UTILITY COMPONENTS AND SYSTEMS; THE CAPACITY OR AVAILABILITY OF SEWER, WATER, OR OTHER UTILITIES; THE GEOLOGY, FLORA, FAUNA, SOILS, SUBSURFACE CONDITIONS, GROUNDWATER, LANDSCAPING, AND IRRIGATION OF OR WITH RESPECT TO THE PROPERTY, THE LOCATION OF THE PROPERTY IN OR NEAR ANY SPECIAL TAXING DISTRICT, FLOOD HAZARD ZONE, WETLANDS AREA, PROTECTED HABITAT, GEOLOGICAL FAULT OR SUBSIDENCE ZONE, HAZARDOUS WASTE DISPOSAL OR CLEAN-UP SITE, OR OTHER SPECIAL AREA, THE EXISTENCE, LOCATION, OR CONDITION OF INGRESS, EGRESS, ACCESS, AND PARKING; THE CONDITION OF THE PERSONAL PROPERTY AND ANY FIXTURES; AND THE PRESENCE OF ANY ASBESTOS OR OTHER HAZARDOUS MATERIALS, DANGEROUS, OR TOXIC SUBSTANCE, MATERIAL OR WASTE IN, ON, UNDER OR ABOUT THE PROPERTY AND THE IMPROVEMENTS LOCATED THEREON. “HAZARDOUS MATERIALS” MEANS (A) THOSE SUBSTANCES INCLUDED WITHIN THE DEFINITIONS OF ANY ONE OR MORE OF THE TERMS “HAZARDOUS SUBSTANCES,” “TOXIC POLLUTANTS”, “HAZARDOUS MATERIALS”, “TOXIC SUBSTANCES”, AND “HAZARDOUS WASTE” IN THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT, 42 U.S.C. § 9601 ET SEQ. (AS AMENDED), THE TEXAS SOLID

WASTE DISPOSAL ACT (TEXAS HEALTH AND SAFETY CODE § 361.001 ET SEQ. (VERNON 2001) (AS AMENDED), THE HAZARDOUS MATERIALS TRANSPORTATION ACT, AS AMENDED, 49 U.S.C. SECTIONS 1801 ET SEQ., THE RESOURCE CONSERVATION AND RECOVERY ACT OF 1976 AS AMENDED, 42 U.S.C. SECTION 6901 ET SEQ., SECTION 311 OF THE CLEAN WATER ACT, 15 U.S.C. § 2601 ET SEQ., 33 U.S.C. § 1251 ET SEQ., 42 U.S.C. 7401 ET SEQ., THE TOXIC SUBSTANCES CONTROL ACT, 15 U.S.C. § 2601 ET SEQ, AND THE REGULATIONS AND PUBLICATIONS ISSUED UNDER ANY SUCH LAWS, (B) PETROLEUM, RADON GAS, LEAD BASED PAINT, ASBESTOS OR ASBESTOS CONTAINING MATERIAL AND POLYCHLORINATED BIPHENYLS AND (C) MOLD OR WATER CONDITIONS WHICH MAY EXIST AT THE PROPERTY OR OTHER SUBSTANCES, WASTES OR MATERIALS LISTED OR DEFINED BY ANY STATE OR LOCAL STATUTES, REGULATIONS AND ORDINANCES PERTAINING TO THE PROTECTION OF HUMAN HEALTH AND THE ENVIRONMENT.

(II) ADEQUACY OF THE ASSET. THE ECONOMIC FEASIBILITY, CASH FLOW AND EXPENSES OF THE ASSET, AND HABITABILITY, MERCHANTABILITY, FITNESS, SUITABILITY AND ADEQUACY OF THE PROPERTY FOR ANY PARTICULAR USE OR PURPOSE.

(III) LEGAL COMPLIANCE OF THE ASSET. THE COMPLIANCE OR NON-COMPLIANCE OF SELLER OR THE OPERATION OF THE ASSET OR ANY PART THEREOF IN ACCORDANCE WITH, AND THE CONTENTS OF, (A) ALL CODES, LAWS, ORDINANCES, REGULATIONS, AGREEMENTS, LICENSES, PERMITS, APPROVALS AND APPLICATIONS OF OR WITH ANY GOVERNMENTAL AUTHORITIES ASSERTING JURISDICTION OVER THE ASSET, INCLUDING, WITHOUT LIMITATION, THOSE RELATING TO ZONING, BUILDING, PUBLIC WORKS, PARKING, FIRE AND POLICE ACCESS, HANDICAP ACCESS, LIFE SAFETY, SUBDIVISION AND SUBDIVISION SALES, AND HAZARDOUS MATERIALS, DANGEROUS, AND TOXIC SUBSTANCES, MATERIALS, CONDITIONS OR WASTE, INCLUDING, WITHOUT LIMITATION, THE PRESENCE OF HAZARDOUS MATERIALS IN, ON, UNDER OR ABOUT THE ASSET THAT WOULD CAUSE STATE OR FEDERAL AGENCIES TO ORDER A CLEAN UP OF THE ASSET UNDER ANY APPLICABLE LEGAL REQUIREMENTS AND (B) ALL AGREEMENTS, COVENANTS, CONDITIONS, RESTRICTIONS (PUBLIC OR PRIVATE), CONDOMINIUM PLANS, DEVELOPMENT AGREEMENTS, SITE PLANS, BUILDING PERMITS, BUILDING RULES, AND OTHER INSTRUMENTS AND DOCUMENTS GOVERNING OR AFFECTING THE USE, MANAGEMENT, AND OPERATION OF THE ASSET.

(IV) MATTERS DISCLOSED IN THE SCHEDULES AND THE ASSET FILE. THOSE MATTERS REFERRED TO IN THIS AGREEMENT AND THE DOCUMENTS LISTED ON THE SCHEDULES ATTACHED HERETO AND THE MATTERS DISCLOSED IN THE ASSET FILE.

(V) INSURANCE. THE AVAILABILITY, COST, TERMS AND COVERAGE OF LIABILITY, HAZARD, COMPREHENSIVE AND ANY OTHER INSURANCE OF OR WITH RESPECT TO THE ASSET.

(VI) CONDITION OF TITLE. SUBJECT TO SECTION 8.3, THE CONDITION OF TITLE TO THE PROPERTY, INCLUDING, WITHOUT LIMITATION, VESTING, LEGAL DESCRIPTION, MATTERS AFFECTING TITLE, TITLE DEFECTS, LIENS, ENCUMBRANCES, BOUNDARIES, ENCROACHMENTS, MINERAL RIGHTS, OPTIONS, EASEMENTS, AND ACCESS; VIOLATIONS OF RESTRICTIVE COVENANTS, ZONING ORDINANCES, SETBACK LINES, OR DEVELOPMENT AGREEMENTS; THE AVAILABILITY, COST, AND COVERAGE OF TITLE INSURANCE; LEASES, RENTAL AGREEMENTS, OCCUPANCY AGREEMENTS, RIGHTS OF PARTIES IN POSSESSION OF, USING, OR OCCUPYING THE PROPERTY; AND STANDBY FEES, TAXES, BONDS AND ASSESSMENTS.

SECTION 7.5. RELEASE. (a) BUYER HEREBY AGREES THAT SELLER, AND EACH OF SELLER’S PARTNERS, MEMBERS, TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, PROPERTY MANAGERS, ASSET MANAGERS, AGENTS, ATTORNEYS, AFFILIATES AND RELATED ENTITIES, HEIRS, SUCCESSORS, AND ASSIGNS (COLLECTIVELY, THE “RELEASEES”) SHALL BE, AND ARE HEREBY, FULLY AND FOREVER RELEASED AND DISCHARGED FROM ANY AND ALL LIABILITIES, LOSSES, CLAIMS (INCLUDING THIRD PARTY CLAIMS), DEMANDS, DAMAGES (OF ANY NATURE WHATSOEVER), CAUSES OF ACTION, COSTS, PENALTIES, FINES, JUDGMENTS, REASONABLY ATTORNEYS’ FEES, CONSULTANTS’ FEES AND COSTS AND EXPERTS’ FEES (COLLECTIVELY, THE “CLAIMS”) WITH RESPECT TO ANY AND ALL CLAIMS, WHETHER DIRECT OR INDIRECT, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THAT MAY ARISE ON ACCOUNT OF OR IN ANY WAY BE CONNECTED WITH THE ASSET OR THE PROPERTY INCLUDING, WITHOUT LIMITATION, THE PHYSICAL, ENVIRONMENTAL AND STRUCTURAL CONDITION OF THE ASSET OR THE PROPERTY OR ANY LAW OR REGULATION APPLICABLE THERETO, INCLUDING, WITHOUT LIMITATION, ANY CLAIM OR MATTER (REGARDLESS OF WHEN IT FIRST APPEARED) RELATING TO OR ARISING FROM (A) THE PRESENCE OF ANY ENVIRONMENTAL PROBLEMS, OR THE USE, PRESENCE, STORAGE, RELEASE, DISCHARGE, OR MIGRATION OF HAZARDOUS MATERIALS ON, IN, UNDER OR AROUND THE PROPERTY REGARDLESS OF WHEN SUCH HAZARDOUS MATERIALS WERE FIRST INTRODUCED IN, ON OR ABOUT THE PROPERTY, (B) ANY PATENT OR LATENT DEFECTS OR DEFICIENCIES WITH RESPECT TO THE

ASSET, (C) ANY AND ALL MATTERS RELATED TO THE ASSET OR ANY PORTION THEREOF, INCLUDING WITHOUT LIMITATION, THE CONDITION AND/OR OPERATION OF THE ASSET AND EACH PART THEREOF, (D) ANY AND ALL MATTERS RELATED TO THE CURRENT OR FUTURE ZONING OR USE OF THE PROPERTY, AND (E) THE PRESENCE, RELEASE AND/OR REMEDIATION OF ASBESTOS AND ASBESTOS CONTAINING MATERIALS IN, ON OR ABOUT THE PROPERTY REGARDLESS OF WHEN SUCH ASBESTOS AND ASBESTOS CONTAINING MATERIALS WERE FIRST INTRODUCED IN, ON OR ABOUT THE PROPERTY; PROVIDED, HOWEVER, THAT IN NO EVENT SHALL RELEASEES BE RELEASED FROM ANY CLAIMS ARISING PURSUANT TO THE PROVISIONS OF THIS AGREEMENT OR SELLER’S OBLIGATIONS, IF ANY, UNDER THE CLOSING DOCUMENTS. BUYER HEREBY WAIVES AND AGREES NOT TO COMMENCE ANY ACTION, LEGAL PROCEEDING, CAUSE OF ACTION OR SUITS IN LAW OR EQUITY, OF WHATEVER KIND OR NATURE, INCLUDING, BUT NOT LIMITED TO, A PRIVATE RIGHT OF ACTION UNDER THE FEDERAL SUPERFUND LAWS, 42 U.S.C. SECTIONS 9601 ET SEQ., THE RESOURCE CONSERVATION AND RECOVERY ACT, 42 U.S.C. § 6901 ET SEQ., THE FEDERAL WATER POLLUTION CONTROL ACT, 33 U.S.C. § 2601 ET SEQ., THE TOXIC SUBSTANCES CONTROL ACT, 15 U.S.C. § 2601 ET SEQ., THE CLEAN WATER ACT, 33 U.S.C. § 1251 ET SEQ., THE CLEAN AIR ACT, 42 U.S.C. § 7401 ET SEQ., THE HAZARDOUS MATERIALS TRANSPORTATION ACT, 49 U.S.C. § 1801 ET SEQ., THE OCCUPATIONAL SAFETY AND HEALTH ACT, 29 U.S.C. § 651 ET SEQ., AND SIMILAR STATE AND LOCAL ENVIRONMENTAL LAWS (AS SUCH LAWS AND STATUTES MAY BE AMENDED, SUPPLEMENTED OR REPLACED FROM TIME TO TIME), OR ANY APPLICABLE LAWS WHICH REGULATE OR CONTROL HAZARDOUS MATERIALS, POLLUTION, CONTAMINATION, NOISE, RADIATION, WATER, SOIL, SEDIMENT, AIR OR OTHER ENVIRONMENTAL MEDIA, OR AN ACTUAL OR POTENTIAL SPILL, LEAK, EMISSION, DISCHARGE, RELEASE OR DISPOSAL OF ANY HAZARDOUS MATERIALS OR OTHER MATERIALS, SUBSTANCES OR WASTE INTO WATER, SOIL, SEDIMENT, AIR OR ANY OTHER ENVIRONMENTAL MEDIA, DIRECTLY OR INDIRECTLY, AGAINST THE RELEASEES OR THEIR AGENTS IN CONNECTION WITH CLAIMS DESCRIBED ABOVE.

(B) IN THIS CONNECTION AND TO THE GREATEST EXTENT PERMITTED BY LAW, BUYER HEREBY AGREES, REPRESENTS AND WARRANTS THAT BUYER REALIZES AND ACKNOWLEDGES THAT FACTUAL MATTERS NOW KNOWN TO IT MAY HAVE GIVEN OR MAY HEREAFTER GIVE RISE TO CAUSES OF ACTION, CLAIMS, DEMANDS, DEBTS, CONTROVERSIES, DAMAGE, COSTS, LOSSES AND EXPENSES WHICH ARE PRESENTLY UNKNOWN, UNANTICIPATED AND UNSUSPECTED, AND BUYER FURTHER AGREES, REPRESENTS AND WARRANTS THAT THE WAIVERS AND RELEASES HEREIN HAVE BEEN NEGOTIATED AND AGREED UPON IN LIGHT OF THAT REALIZATION AND THAT BUYER NEVERTHELESS HEREBY INTENDS TO RELEASE, DISCHARGE AND ACQUIT SELLER FROM ANY SUCH UNKNOWN CLAIMS, DEBTS, AND CONTROVERSIES WHICH MIGHT IN ANY WAY BE INCLUDED AS A MATERIAL PORTION OF THE CONSIDERATION GIVEN TO SELLER BY BUYER IN EXCHANGE FOR SELLER’S PERFORMANCE HEREUNDER.

(C) THIS RELEASE SHALL BE GIVEN FULL FORCE AND EFFECT ACCORDING TO EACH OF ITS EXPRESSED TERMS AND PROVISIONS, INCLUDING THOSE RELATING TO UNKNOWN AND UNSUSPECTED CLAIMS, DAMAGES AND CAUSES OF ACTION.

(D) SELLER HAS GIVEN BUYER MATERIAL CONCESSIONS REGARDING THIS TRANSACTION IN EXCHANGE FOR BUYER AGREEING TO THE PROVISIONS OF THIS SECTION 7.5. THE PROVISIONS OF THIS SECTION 7.5 SHALL SURVIVE THE CLOSING AND SHALL NOT BE DEEMED MERGED INTO ANY INSTRUMENT OR CONVEYANCE DELIVERED AT THE CLOSING.

SECTION 7.6. WAIVER OF LEAD-BASED PAINT INSPECTION. Buyer acknowledges that it has had or will have the opportunity to undertake studies, inspections or investigations of the Property as Buyer deemed or deems necessary to evaluate the presence of lead-based paint and/or lead-based paint hazards on the Property. To the extent that Buyer has waived or otherwise declined the opportunity to undertake such inspections and investigations as a condition to the completion of the transaction under the terms of the Agreement, Buyer has knowingly and voluntarily done so. Buyer understands and acknowledges that the Property may have been built prior to 1978 and lead-based paint and/or lead-based paint hazards may be present on the Property. Seller shall have no responsibility or liability with respect to any such occurrence of lead-based paint. It is understood by the parties that Seller does not make any representation or warranty, express or implied, as to the accuracy or completeness of any information contained in Seller’s files or in the documents produced by Seller or its agents, including, without limitation, any environmental audit or report. Buyer acknowledges that Seller and Seller’s affiliates shall have no responsibility for the contents and accuracy of such disclosures, and Buyer agrees that the obligations of Seller in connection with the purchase of the Property shall be governed by the Agreement irrespective of the contents of any such disclosures or the timing or delivery thereof.

ARTICLE VIII

TITLE AND PERMITTED EXCEPTIONS

SECTION 8.1. Title Insurance and Survey.

(a) Buyer shall notify Seller in writing (the “Title Notice”) no later than 5:00 p.m. (Central Time) on November 25, 2014 (the “Title Notice Deadline”) as to which matters, if any, within the Title Commitment, the Survey and any Updated Survey are not acceptable to Buyer (individually, a “Disapproved Title Matter”). Any matter within the Title Commitment, the Survey, any Updated Survey, and any matter that would be disclosed by a current, accurate survey of the Property that Buyer fails to so disapprove in a Title Notice delivered prior to the Title Notice Deadline shall be conclusively deemed to have been approved by Buyer. If Buyer timely delivers a Title Notice indicating a Disapproved Title Matter, then Seller shall have one (1) Business Day after receipt of such Title Notice to elect to notify Buyer in writing (a “Title

Response Notice”) that Seller either (a) will in good faith attempt to remove such Disapproved Title Matter from title to the Property on or before the Closing, or (b) elects not to cause such Disapproved Title Matter to be removed from title to the Property. If Seller fails to deliver a Title Response Notice as to a particular Disapproved Title Matter within such one (1) Business Day period, then Seller shall be deemed to have made the election in clause (b) above as to such Disapproved Title Matter. The procurement by Seller, at its option, of a written commitment from the Title Company to issue the Title Policy or an endorsement thereto reasonably satisfactory to Buyer as of the Closing and insuring Buyer against any Disapproved Title Matter (or any “Additional Title Matter” as defined below) shall be deemed a removal thereof from title to the Property. If Seller makes (or is deemed to have made) the election in clause (b) above as to any Disapproved Title Matter, then Buyer shall have two (2) Business Days from the earlier of (i) the date it receives the Title Response Notice making such election, or (ii) the date that Seller is deemed to have made such election as to such Disapproved Title Matter (but in any case not later than 5:00 p.m. (Central Time) on December 1, 2014), within which to notify Seller in writing that Buyer elects to either (x) nevertheless proceed with the purchase and take title to the Property subject to such Disapproved Title Matter, or (y) terminate this Agreement. If Buyer makes the election set forth in clause (y) above, then this Agreement shall immediately terminate, Buyer shall be entitled to a return of the Earnest Money, and Seller and Buyer shall have no further rights or obligations hereunder, except for the provisions hereof that expressly survive termination of this Agreement. If Buyer fails to notify Seller in writing of its election within said two (2) Business Days period, then Buyer shall be deemed to have made the election set forth in clause (x) above.

(b) Approval by Buyer of any additional material, adverse title exceptions, defects, encumbrances or other title matters first disclosed in writing after the Title Notice Deadline (“Additional Title Matters”) shall be a condition precedent to Buyer’s obligations to purchase the Property (Buyer hereby agreeing that its approval of Additional Title Matters shall not be unreasonably withheld). Unless Buyer gives written notice (“Title Disapproval Notice”) that it disapproves any Additional Title Matters, stating the Additional Title Matters so disapproved, before the sooner to occur of the Closing or five (5) days after receipt of written notice of such Additional Title Matters, Buyer shall be deemed to have approved such Additional Title Matters. Seller shall have until the Closing within which to remove the disapproved Additional Title Matters set forth therein from title (Seller having the right but not the obligation to do so). In the event Seller determines at any time that it is unable or unwilling to remove any one or more of such disapproved Additional Title Matters, Seller shall give written notice to Buyer to such effect; in such event, Buyer may, at its option, terminate this Agreement upon written notice to Seller but only if given prior to the sooner to occur of the Closing or five (5) days after Buyer receives Seller’s notice, in which case this Agreement shall immediately terminate, Buyer shall be entitled to a return of the Earnest Money, and Seller and Buyer shall have no further rights or obligations hereunder, except for the provisions hereof that expressly survive termination of this Agreement. If Buyer fails to give such termination notice by such date, Buyer shall be deemed to have waived its objection to, and to have approved, the matters set forth in Seller’s notice.

SECTION 8.2. Title Commitment; Survey. Except as expressly set forth in Section 8.1 and Section 8.3(a), all title exceptions and matters set forth in the Title Commitment and on the Survey or any Updated Survey shall be deemed Permitted Exceptions. Buyer is solely responsible for obtaining any updated title commitments, surveys, or any other title related matters Buyer desires with respect to the Property.

SECTION 8.3. Certain Exceptions to Title; Inability to Convey.

(a) Seller’s interest in the Property shall be conveyed by Seller, and Buyer agrees to acquire Seller’s interest in the Property, subject only to the Permitted Exceptions. Notwithstanding any provision to the contrary contained in this Agreement or any of the Closing Documents, any or all of the Permitted Exceptions may be omitted by Seller in the Deed without giving rise to any liability of Seller, irrespective of any covenant or warranty of Seller that may be contained or implied in the Deed (and the provisions of this sentence shall survive the Closing and shall not be merged therein). Notwithstanding anything in this Agreement to the contrary, Seller shall be obligated at or prior to the Closing to cause the release or discharge of (i) any Voluntary Encumbrance created by Seller on or after the Effective Date (each, a “Post-Effective Date Voluntary Encumbrance”) other than the Cable Contract Encumbrances, if any, (ii) any financing lien of an ascertainable amount voluntarily created by, under or through Seller, including without limitation the Existing Financing Exceptions (collectively, the “Financing Liens”), and (iii) any lien other than the Financing Liens that encumbers the Property that is not a Permitted Exception and that may be removed by the payment of a sum of money (each lien described in this clause (iii) being referred to as a “Monetary Encumbrance”). Notwithstanding the foregoing, Seller shall not be obligated to spend more than $100,000 in the aggregate with respect to any Monetary Encumbrances; provided that, such limitation shall not apply with respect to any Financing Liens; and provided, further, that if a Post-Effective Date Voluntary Encumbrance, Financing Lien or Monetary Encumbrance is bonded over by Seller or others at or prior to the Closing or if Seller escrows sufficient funds with the Title Company such that it is omitted from the Title Policy (or is otherwise insured over by the Title Company) then Seller shall be deemed to have satisfied the provisions of this subsection 8.3(a) and caused the release of such Post-Effective Date Voluntary Encumbrance, Financing Lien or Monetary Encumbrance. The parties acknowledge and agree that Seller shall have the right to apply or cause Escrow Agent to apply all or any portion of the Purchase Price to cause the release of any Post-Effective Date Voluntary Encumbrance, Financing Lien or any Monetary Encumbrance when escrow is broken at Closing.

(b) Except as expressly set forth in Section 8.3(a), nothing contained in this Agreement shall be deemed to require Seller to take or bring any action or proceeding or any other steps to remove any title exception or to expend any moneys therefor, nor shall Buyer have any right of action against Seller, at law or in equity, for Seller’s inability to convey its interest in the Property subject only to the Permitted Exceptions.

(c) Buyer agrees to purchase Seller’s interest in the Property subject to any and all Violations relating to the Property, or any condition or state of repair or disrepair or other matter or thing, whether or not noted, which, if noted, would result in a Violation being placed on the Property. Seller shall have no duty to remove or comply with or repair any condition, matter or thing whether or not noted, which, if noted, would result in a Violation being placed on the Property. Seller shall have no duty to remove or comply with or repair any of the aforementioned Violations (and shall have no duty to remove or close any open building permits), or other conditions, and Buyer shall accept the Property subject to all such Violations

(and any open building permits), the existence of any conditions at the Property which would give rise to such Violations (and any open building permits), if any, and any governmental claims arising from the existence of such Violations, in each case without any abatement of or credit against the Purchase Price. Notwithstanding the foregoing, Buyer shall not be obligated to purchase Seller’s interest in the Property, and shall have the right to terminate this Agreement in accordance with Section 13.2, in the event that the Violations and potential Violations in the aggregate would require more than Five Hundred Thousand Dollars ($500,000) to cure and Seller does not elect to pay or deliver a credit to Buyer at Closing equal to the amount by which the cost to cure exceeds Five Hundred Thousand Dollars ($500,000) (Seller having the right, but not the obligation to do so).

SECTION 8.4. Buyer’s Right to Accept Title.

(a) Notwithstanding the foregoing provisions of this Article VIII, Buyer may, by notice given to Seller at any time prior to the earlier of (x) the Closing Date and (y) the termination of this Agreement, elect to accept such title as Seller can convey, notwithstanding the existence of any title exceptions which are not Permitted Exceptions. In such event, this Agreement shall remain in effect and the parties shall proceed to Closing but Buyer shall not be entitled to any abatement of the Purchase Price, any credit or allowance of any kind or any claim or right of action against Seller for damages or otherwise by reason of the existence of any title exceptions which are not Permitted Exceptions.

(b) Buyer shall be entitled to request that the Title Company provide such endorsements (or amendments) to the Title Policy as Buyer may reasonably require, provided that (i) such endorsements (or amendments), other than any curative endorsements that Seller may elect to obtain pursuant to Section 8.1 or Section 8.3, shall be at no cost to, and shall impose no additional liability on, Seller, (ii) Buyer’s obligations under this Agreement shall not be conditioned upon Buyer’s ability to obtain such endorsements (other than any curative endorsements that Seller may elect to obtain pursuant to Section 8.1 or Section 8.3), and, if Buyer is unable to obtain such endorsements, Buyer shall nevertheless be obligated to proceed to close the transactions contemplated by this Agreement without reduction of or set off against the Purchase Price, and (iii) the Closing shall not be delayed as a result of Buyer’s request hereunder.

SECTION 8.5. Cooperation. In connection with obtaining the Title Policy, Buyer and Seller, as applicable, and to the extent requested by the Title Company, shall deliver to the Title Company (a) evidence sufficient to establish (i) the legal existence of Buyer and Seller and (ii) the authority of the respective signatories of Seller and Buyer to bind Seller and Buyer, as the case may be, and (b) a certificate of good standing of Seller. In addition, Seller will deliver to the Title Company at Closing, if and to the extent requested by Title Company, an owner’s title affidavit in the form attached hereto as Exhibit H.

ARTICLE IX

TRANSACTION COSTS; RISK OF LOSS

SECTION 9.1. Transaction Costs.

(a) Buyer and Seller agree to comply with all real estate transfer tax laws applicable to the sale of the Asset. At Closing, Seller shall pay or cause to be paid (i) the base Title Policy premium, (ii) the cost to record the Deed, (iii) any costs in connection with discharging any encumbrances that Seller specifically agrees to or is obligated to pay pursuant to the terms of this Agreement, (iv) one-half (1/2) of all escrow charges, and (iv) one-half (1/2) of the interest accruing under the Existing Financing Liens for the period starting on the Closing Date and ending on December 31, 2014. At Closing, Buyer shall pay (i) except for the base Title Policy premium, all costs for the Title Policy including premiums for any extended coverage or any lender title policy, endorsements, search costs, update charges and other title charges (other than the costs in connection with discharging any encumbrances which are the obligation of Seller hereunder), (ii) one-half (1/2) of all escrow charges, (iii) Buyer’s cost to obtain a new survey or to update the Survey, (iv) all fees, costs or expenses in connection with Buyer’s due diligence reviews and analyses hereunder, and (v) one-half (1/2) of the interest accruing under the Existing Financing Liens for the period starting on the Closing Date and ending on December 31, 2014. Any other closing costs shall be allocated in accordance with local custom. Seller and Buyer shall pay their respective shares of prorations as hereinafter provided. Except as otherwise expressly provided in this Agreement, each party shall pay the fees of its own attorneys, accountants and other professionals.

(b) Each party to this Agreement shall indemnify the other parties and their respective successors and assigns from and against any and all loss, damage, cost, charge, liability or expense (including court costs and reasonable attorneys’ fees) which such other party may sustain or incur as a result of the failure of either party to timely pay any of the aforementioned fees or other charges for which it has assumed responsibility under this Section. The provisions of this Section 9.1 shall survive the Closing or the termination of this Agreement.

SECTION 9.2. Risk of Loss.

(a) If, on or before the Closing Date, the Property or any portion thereof shall be (i) damaged or destroyed by fire or other casualty or (ii) taken as a result of any condemnation or eminent domain proceeding, Seller shall promptly notify Buyer and, at Closing, Seller will credit against the Purchase Price payable by Buyer at the Closing an amount equal to the net proceeds (other than on account of business or rental interruption relating to the period prior to Closing), if any, received by Seller as a result of such casualty or condemnation, together with a credit for any deductible under such insurance, less any amounts spent to restore the Property. If as of the Closing Date, Seller has not received any such insurance or condemnation proceeds, then the parties shall nevertheless consummate on the Closing Date the conveyance of the Asset (without any credit for such insurance or condemnation proceeds except for a credit for any deductible under such insurance) and Seller will at Closing assign to Buyer all rights of Seller, if any, to the insurance or condemnation proceeds (other than on account of business or rental interruption relating to the period prior to Closing) and to all other rights or claims arising out of or in connection with such casualty or condemnation.

(b) Notwithstanding the provisions of Section 9.2(a), if, on or before the Closing Date, the Property or any portion thereof shall be (i) damaged or destroyed by a Material Casualty or (ii) taken as a result of a Material Condemnation, Buyer shall have the right, exercised by written notice to Seller no more than five (5) days after Buyer has received notice of such Material Casualty or Material Condemnation, to terminate this Agreement, in which event the Earnest Money shall be refunded to Buyer and neither party shall have any further rights or obligations hereunder other than those which expressly survive the termination of this Agreement. If Buyer fails to timely terminate this Agreement in accordance with this Section 9.2(b), the provisions of Section 9.2(a) shall apply. As used in this Section 9.2(b), a “Material Casualty” shall mean (x) any damage to the Property or any portion thereof by fire or other casualty that is expected to cost in excess of Two Million Five Hundred Thousand Dollars ($2,500,000) to repair, as determined by an independent third party general contractor selected by Seller, Seller’s insurance company or Seller’s lender, or (y) that is uninsured or underinsured and Seller does not elect to credit Buyer at Closing with an amount equal to the cost to repair such uninsured or underinsured casualty (Seller having the right, but not the obligation, to do so). As used in this Section 9.2(b), a “Material Condemnation” shall mean a taking of the Property or any material portion thereof (which shall include any taking of more than fifteen percent (15%) of either the land area or the total number of apartment units at the Property), or a taking that in Seller’s reasonable judgment permanently and materially adversely affects access to the Property, as a result of a condemnation or eminent domain proceedings that, permanently and materially impairs the use of the Property, and which, in each instance, cannot be restored to substantially the same use as before the taking.

(c) Seller and Buyer hereby agree that the Uniform Vendor and Purchaser Risk Act, Section 5.007 of the Texas Property Code, shall not be applicable to this Agreement or the transaction contemplated hereby.

ARTICLE X

ADJUSTMENTS

Unless otherwise provided below, the following are to be adjusted and prorated between Seller and Buyer as of 11:59 P.M. on the day preceding the Closing the “Adjustment Point”), based upon a 365-day year, with Buyer being deemed to be the owner of the Asset during the entire day of the Closing Date and being entitled to receive all operating income of the Asset, and being obligated to pay all operating expenses of the Asset, with respect to the Closing Date and the net amount thereof under this Article X shall be added to (if such net amount is in Seller’s favor) or deducted from (if such net amount is in Buyer’s favor) the Purchase Price payable at Closing. Seller shall prepare the Closing Statement prorations and adjustments required by this Agreement and submit the same to Buyer for review and approval at least two (2) Business Days prior to the Closing Date.

SECTION 10.1. Rents.

(a) All Rents (as hereinafter defined) paid or payable by tenants under the Space Leases in connection with their occupancy of the Property shall be adjusted and prorated on an “if, as and when collected” basis; provided, however, with respect to (1) any Rents that are billed to tenants in arrears and are not due and payable prior to the Adjustment Point (“Rents Collected In Arrears”), Buyer shall provide a credit to Seller at Closing in the amount of such Rents Collected In Arrears for up to two (2) months; and (2) any “Reimbursable Tenant Expenses” (as defined below), such Reimbursable Tenant Expenses shall be prorated at the Closing based on Seller’s reasonable estimate at the Closing of the Reimbursable Tenant Expenses actually paid or incurred by Seller (“Seller’s Actual Reimbursable Tenant Expenses”) and the tenant reimbursements for such Reimbursable Tenant Expenses actually paid to Seller by tenants (“Seller’s Actual Tenant Reimbursements”). Seller shall be entitled to all Rents under Space Leases attributable to the period prior to the Adjustment Point and Buyer shall be entitled to all Rents under Space Leases attributable to the period from and after the Adjustment Point. All prepaid Rents for periods of occupancy after Closing shall be credited to Buyer at Closing. Any Rents collected by Buyer or Seller after the Closing from any tenant who owes Rents for periods prior to the Closing shall be applied (i) first, in payment of Rents owed by such tenant for the month in which the Closing occurs, (ii) second, in payment of current Rents at the time of receipt, (iii) third, to delinquent Rents, if any, which became due after the Closing and (iv) fourth, then to delinquent Rents, if any, which became due and payable prior to the Closing or otherwise attributable to the period prior to the Closing. “Rents” for purposes of this Agreement shall mean (whether paid in advance of the date when such payment is due or otherwise) all fixed rents and other charges or amounts payable by tenants under the Space Leases or in connection with their use or occupancy of the Property or any service or amenity relating thereto, including water, electricity, gas, sewage or other utilities charges or other pass-through fees and charges (the “Reimbursable Tenant Expenses”). With respect to Reimbursable Tenant Expenses, Seller shall deliver to Buyer a reconciliation statement (“Seller’s Reconciliation Statement”) within sixty (60) days after the Closing setting forth (i) Seller’s Actual Reimbursable Tenant Expenses, (ii) Seller’s Actual Tenant Reimbursements, and (iii) a calculation of the difference, if any, between the two (i.e., establishing that Seller’s Actual Reimbursable Tenant Expenses were either more or less than or equal to Seller’s Actual Tenant Reimbursements). Any amount due Seller pursuant to the foregoing calculation (in the event Seller’s Actual Tenant Reimbursements are less than Seller’s Actual Reimbursable Tenant Expenses) or Buyer (in the event Seller’s Actual Tenant Reimbursements are more than Seller’s Actual Reimbursable Tenant Expenses), as the case may be, shall be paid by Buyer to Seller or by Seller to Buyer, as the case may be, within thirty (30) days after delivery of Seller’s Reconciliation Statement to Buyer. If Buyer is paid any such amount by Seller (or credited any amount at Closing for Reimbursable Tenant Expenses), Buyer thereafter shall be obligated to promptly remit the applicable portion to the particular tenants entitled thereto. Buyer shall indemnify, defend, and hold Seller and the other Seller-Related Entities harmless from and against any losses, costs, claims, damages, and liabilities, including, without limitation, reasonable attorneys’ fees and expenses incurred in connection therewith, arising out of or resulting from Buyer’s failure to remit any amounts actually received from Seller to tenants in accordance with the provisions hereof.

(b) For a period of six (6) months after Closing, Buyer shall bill tenants who owe Rents for periods prior to the Closing following the Closing (and Buyer will deliver to

Seller, concurrently with the delivery to such tenants, copies of all statements relating to Rent for periods prior to the Closing) and use commercially reasonable efforts to pursue collection of such past due Rents to the full extent that Buyer would endeavor to collect delinquent Rents owed to Buyer, but shall not be obligated to engage a collection agency or take legal action or other enforcement action under the applicable Space Lease to collect such amount unless Buyer would do so for its own Rents. Buyer may not waive any delinquent (or unpaid) Rents or modify a Space Lease so as to reduce or otherwise affect amounts owed thereunder for any period in which Seller is entitled to receive a share of charges or amounts without first obtaining Seller’s written consent. Seller shall have the right from time to time for six (6) months following the Closing, upon at least three (3) days’ prior notice to Buyer and during ordinary business hours, to review Buyer’s rental records with respect to such Space Leases. In addition, Seller hereby reserves the right to pursue any remedy for damages against any tenant owing delinquent Rents and any other amounts to Seller (including, without limitation, the prosecution of one or more lawsuits, but shall not be entitled to terminate any Space Lease or any tenant’s right to possession). With respect to delinquent or other uncollected Rents and any other amounts or other rights of any kind respecting tenants who are no longer tenants of the Asset as of the Closing Date, Seller shall retain all of the rights relating thereto.

SECTION 10.2. Taxes and Assessments. All non-delinquent real estate, ad valorem real property and personal property taxes and assessments with respect to the Asset for the current year shall be prorated between Seller and Buyer as of the Closing Date (on the basis of the actual number of days elapsed over the applicable period). Seller shall be responsible for the payment of any such real estate and personal property taxes that are delinquent before Closing. If the Closing shall occur before the tax rate is fixed for the then current year, the apportionment of the taxes and assessments shall be made upon the basis of the tax rate for the immediately preceding tax year applied to the latest assessed valuation of the Property. In no event shall Seller be charged with or be responsible for any increase in the taxes on the Asset resulting from the sale of the Asset contemplated by this Agreement, any change in use of the Asset or Property on or after the Closing Date, or from any improvements made or leases entered into on or after the Closing Date. If any assessments on the Asset or Property are payable in installments, then the installment allocable to the current period shall be prorated (with Buyer being allocated the obligation to pay any installments due on or after the Closing Date). If for the current ad valorem tax year the taxable value of the land that is the subject of this contract is determined by a special appraisal method that allows for appraisal of the land at less than its market value, the person to whom the land is transferred may not be allowed to qualify the land for that special appraisal in a subsequent tax year and the land may then be appraised at its full market value. In addition, the transfer of the land or a subsequent change in the use of the land may result in the imposition of an additional tax plus interest as a penalty for the transfer or the change in the use of the land. The taxable value of the land and the applicable method of appraisal for the current tax year is public information and may be obtained from the tax appraisal district established for the county in which the land is located.

SECTION 10.3. Water and Sewer Charges. Water rates, water meter charges, sewer rents and vault charges, if any, shall be adjusted and prorated on the basis of the fiscal period for which assessed. If there is a water meter, or meters, on the Asset, Seller agrees that it shall at the Closing furnish a reading of same to a date not more than thirty (30) days prior to the

Closing and the unfixed meter charges and the unfixed sewer rent thereon for the time intervening from the date of the last reading shall be apportioned on the basis of such last reading, and shall be appropriately readjusted after the Closing on the basis of the next subsequent bills. Unmetered water charges shall be apportioned on the basis of the charges therefor for the same period of the preceding calendar year, but applying the current rate thereto.

SECTION 10.4. Utility Charges. Gas, steam, electricity and other public utility charges will be paid by Seller to the utility company on or prior to the Closing Date. Seller shall arrange for a final reading of all utility meters (covering gas, water, steam and electricity) as of the Closing. To the extent necessary, Seller and Buyer shall jointly execute a letter to each such utility company advising it of the termination of Seller’s responsibility for utilities furnished to the Property as of the Closing Date and commencement of Buyer’s responsibilities therefor from and after such date. If a bill is obtained from any such utility company as of the Closing, Seller shall pay such bill on or before the Closing. Any utilities not read or billed as of the Closing Date will be prorated based on estimates at Closing, and adjusted once the final amounts are known. Additionally, Seller shall receive credits at Closing for the amount of any utility deposits with respect to the Property paid by Seller to the extent Buyer receives a credit from the applicable utility company on account of such deposit.

SECTION 10.5. Miscellaneous Revenues. Periodic revenues, if any, arising out of telephone booths, vending machines, laundry machines, cable or other income-producing agreements shall be adjusted and prorated between Buyer and Seller as of the Closing (provided that, one-time inducement fees, “door fees” or similar non-recurring payments shall not be prorated as of the Closing).

SECTION 10.6. Intentionally Omitted.

SECTION 10.7. Assumed Contracts. Amounts due under the Assumed Contracts with Buyer to receive a credit at Closing for any amounts unpaid and attributable for the period prior to the Closing Date and Seller to receive a credit at Closing for any amounts previously paid and attributable to the period on and following the Closing Date.

SECTION 10.8. Association Fees. If applicable, all owner’s association fees or similar fees and assessments due and payable with respect to the Property with respect to the year in which the Closing occurs shall be adjusted and prorated based on the periods of ownership by Seller and Buyer during such year.

SECTION 10.9. Security Deposits. The actual amounts of the Refundable Security Deposits held by Seller as landlord under the Space Leases shall be credited to Buyer against the balance of the Purchase Price at Closing. Any such Refundable Security Deposits in form other than cash (including letters of credit) shall be transferred to Buyer on the Closing Date by way of appropriate instruments of transfer or assignment, subject to Section 6.3.

SECTION 10.10. Other Adjustments. If applicable, the Purchase Price shall be adjusted at Closing to reflect the adjustment of any other item which, under the explicit terms of this Agreement, is to be apportioned at Closing. Any other items of operating income or operating expense that are customarily apportioned between the parties in real estate closings of comparable commercial properties in the metropolitan area where the Property is located shall be prorated as applicable; however, there will be no prorations for debt service, insurance premiums or payroll (because Buyer is not acquiring or assuming Seller’s financing, insurance or employees).

SECTION 10.11. Re-Adjustment. In the event any prorations or apportionments made under this Article X shall prove to be incorrect for any reason, then any party shall be entitled to an adjustment to correct the same. Any item that cannot be finally prorated because of the unavailability of information shall be tentatively prorated on the basis of the best data then available and reprorated when the information is available. Notwithstanding anything to the contrary set forth herein, all reprorations contemplated by this Agreement shall be completed within three (3) months after Closing (subject to extension solely as necessary due to the unavailability of final information but in no event to exceed six (6) months after Closing). The obligations of Seller and Buyer under this Article X shall survive the Closing for six (6) months.

ARTICLE XI

INDEMNIFICATION

SECTION 11.1. Indemnification by Seller. Following the Closing and subject to Sections 11.3, 11.4 and 11.5, Seller shall indemnify and hold Buyer and its Affiliates, members, partners, shareholders, officers and directors (collectively, the “Buyer-Related Entities”) harmless from and against any and all costs, fees, expenses, damages, deficiencies, interest and penalties (including, without limitation, reasonable attorneys’ fees and disbursements) suffered or incurred by any such indemnified party in connection with any and all losses, liabilities, claims, damages and expenses (“Losses”), arising out of, or resulting from, (a) any breach of any representation or warranty of Seller contained in this Agreement or in any Closing Document and (b) any breach of any covenant of Seller contained in this Agreement or in any Closing Document that expressly survives the Closing.

SECTION 11.2. Indemnification by Buyer. From and after the Closing and subject to Sections 11.4 and 11.5, Buyer shall indemnify and hold Seller and its Affiliates, members, partners, shareholders, officers and directors (collectively, the “Seller-Related Entities”) harmless from any and all Losses arising out of, or in any way resulting from, (a) any breach of any representation or warranty by Buyer contained in this Agreement or in any Closing Document, and (b) any breach of any covenant of Buyer contained in this Agreement or in any Closing Document that expressly survives the Closing.

SECTION 11.3. Limitations on Indemnification. Notwithstanding the foregoing provisions of Section 11.1, (a) Seller shall not be required to indemnify Buyer or any Buyer-Related Entities under Section 11.1 unless the aggregate of all amounts for which an indemnity would otherwise be payable by Seller under Section 11.1 exceeds the Basket Limitation and, in such event, Seller shall be responsible only for such amount in excess of the Basket Limitation, (b) in no event shall the liability of Seller with respect to the indemnification provided for in Section 11.1 exceed in the aggregate the Cap Limitation (provided that Seller’s obligations under Article X with respect to prorations and adjustments and Seller’s obligations under Section 14.2 with respect to the brokers shall not be subject to the Basket Limitation or the Cap Limitation), and (c) in the event Buyer obtains knowledge of or is aware of any inaccuracy or breach of any representation, warranty, or covenant of Seller contained in this Agreement (a “Buyer Waived Breach”) after the Effective Date but prior to the Closing, and nonetheless proceeds with and consummates the Closing, then Buyer and any Buyer-Related Entities shall be deemed to have waived and forever renounced any right to assert a claim for indemnification under this Article XI for, or any other claim or cause of action under this Agreement, whether at law or in equity on account of any such Buyer Waived Breach. In no event shall Buyer be entitled to seek or obtain consequential, speculative, special, punitive or exemplary damages against Seller. In no event shall Seller be entitled to seek or obtain consequential, speculative, special, punitive or exemplary damages against Buyer.

SECTION 11.4. Survival. The representations, warranties and covenants contained in this Agreement and the Closing Documents that expressly survive the Closing shall survive for a period of six (6) months after the Closing unless a longer or shorter survival period is expressly provided for in this Agreement. Each party shall have the right to bring an action or proceeding against the other for the breach of any such representation, warranty or covenant, but only if the party bringing the action for breach (i) first learns of the breach after the Closing, (ii) gives written notice of such breach to the other party within six (6) months following the Closing Date, and (iii) files such action for such breach on or before the first day following the second anniversary of the Closing Date.

SECTION 11.5. Notification. In the event that any indemnified party (“Indemnified Party”) becomes aware of any claim or demand for which an indemnifying party (an “Indemnifying Party”) may have liability to such Indemnified Party hereunder (an “Indemnification Claim”), such Indemnified Party shall promptly, but in no event more than thirty (30) days following such Indemnified Party’s having become aware of such Indemnification Claim, notify the Indemnifying Party in writing of such Indemnification Claim, the amount or the estimated amount of damages sought thereunder to the extent then ascertainable (which estimate shall not be conclusive of the final amount of such Indemnification Claim), any other remedy sought thereunder, any relevant time constraints relating thereto and, to the extent practicable, any other material details pertaining thereto; provided, that no delay on the part of the Indemnified Party in giving any such notice of a Indemnification Claim shall relieve the Indemnifying Party of any indemnification obligations hereunder except to the extent that the Indemnifying Party is prejudiced by such delay.

SECTION 11.6. Indemnification as Sole Remedy. If the Closing has occurred, the sole and exclusive remedy available to a party in the event of a breach by the other party to this Agreement of any representation, warranty, covenant or other provision of this Agreement or any Closing Document which expressly survives the Closing shall be the indemnifications provided for under this Article XI, except as it relates to proration obligations under Article X and the indemnification obligations under Section 7.1 and Section 14.2.

ARTICLE XII

TAX CERTIORARI PROCEEDINGS

SECTION 12.1. Prosecution and Settlement of Proceedings. If any tax reduction proceedings in respect of the Property, relating to any fiscal years ending prior to the fiscal year in which the Closing occurs are pending at the time of the Closing, Seller reserves and shall have the right to continue to prosecute and/or settle the same. If any tax reduction proceedings in respect of the Property, relating to the fiscal year in which the Closing occurs, are pending at the time of Closing, then Seller reserves and shall have the right to continue to prosecute and/or settle the same; provided, however, that Seller shall not settle any such proceeding without Buyer’s prior written consent, which consent shall not be unreasonably withheld or delayed. Buyer shall reasonably cooperate with Seller in connection with the prosecution of any such tax reduction proceedings.

SECTION 12.2. Application of Refunds or Savings. Any refunds or savings in the payment of taxes resulting from such tax reduction proceedings applicable to taxes payable during the period prior to the date of the Closing shall belong to and be the property of Seller, and any refunds or savings in the payment of taxes applicable to taxes payable from and after the date of the Closing shall belong to and be the property of Buyer. All attorneys’ fees and other expenses incurred in obtaining such refunds or savings shall be apportioned between Seller and Buyer in proportion to the gross amount of such refunds or savings payable to Seller and Buyer, respectively (without regard to any amounts reimbursable to tenants); provided, however, that neither Seller nor Buyer shall have any liability for any such fees or expenses in excess of the refund or savings paid to such party unless such party initiated such proceeding.

SECTION 12.3. Survival. The provisions of this Article XII shall survive the Closing.

ARTICLE XIII

DEFAULT

SECTION 13.1. Buyer’s Default.

(a) This Agreement may be terminated by Seller prior to the Closing if (i) any of the conditions precedent to Seller’s obligations set forth in Section 5.1 have not been satisfied or waived by Seller on or prior to the Closing Date or (ii) there is a material breach or default by Buyer in the performance of its obligations under this Agreement of which Seller has provided Buyer written notice of and Buyer has failed to cure within ten (10) days of such notice (but in all events such material breach or default is not cured prior to the Closing Date, if earlier).

(b) In the event this Agreement is terminated pursuant to Section 13.1(a), this Agreement shall be null and void and of no further force or effect and neither party shall have any rights or obligations against or to the other except (i) for those provisions hereof which by their terms expressly survive the termination of this Agreement and (ii) as set forth in Section 13.1(c).

(c) In the event Seller terminates this Agreement as a result of a material breach or default by Buyer in any of its obligations under this Agreement, the Escrow Agent shall immediately disburse the Earnest Money to Seller, and upon such disbursement Seller and Buyer shall have no further obligations under this Agreement, except those which expressly survive such termination. Buyer and Seller hereby acknowledge and agree that it would be impractical and/or extremely difficult to fix or establish the actual damage sustained by Seller as a result of such default by Buyer, and agree that the Earnest Money is a reasonable approximation thereof. Accordingly, in the event that Buyer breaches this Agreement by materially defaulting in the performance of any of its obligations under this Agreement, the Earnest Money shall constitute and be deemed to be the agreed and liquidated damages of Seller, and shall be paid by the Escrow Agent to Seller as Seller’s sole and exclusive remedy hereunder; provided, however, that the foregoing shall not limit Buyer’s obligation to pay to Seller all attorney’s fees and costs of Seller to enforce the provisions of this Section 13.1.

SECTION 13.2. Seller’s Default; Failure of Conditions.

(a) This Agreement may be terminated by Buyer prior to the Closing if (i) any of the conditions precedent to Buyer’s obligations set forth in Section 5.2 have not been satisfied or waived by Buyer on or prior to the Closing Date or (ii) there is a material breach or default by Seller in the performance of its obligations under this Agreement of which Buyer has provided Seller written notice of and Seller has failed to cure within fifteen (15) Business Days of such notice (but in all events such material breach or default is not cured prior to the Closing Date, if earlier), provided that Seller shall not be entitled to such notice and opportunity to cure for failure to cause the sale of the Asset on the Closing Date.

(b) Upon termination of this Agreement by Buyer pursuant to Section 13.2(a), the Escrow Agent shall disburse the Earnest Money to Buyer, and upon such disbursement Seller and Buyer shall have no further obligations under this Agreement, except those which expressly survive such termination and as set forth in Section 13.2(c).

(c) If Seller shall materially default in the performance of its obligations under this Agreement to cause the sale of the Asset on the Closing Date, Buyer, at its option, as its sole and exclusive remedy, may (i) terminate this Agreement, direct the Escrow Agent to deliver the Earnest Money to Buyer and retain the Earnest Money, at which time this Agreement shall be terminated and of no further force and effect except for the provisions which explicitly survive such termination or (ii) specifically enforce the terms and conditions of this Agreement; provided that such specific enforcement action must be initiated no later than thirty (30) days following such default. The foregoing shall not limit any obligation of Seller pursuant to Section 14.29 to pay to Buyer all attorney’s fees and costs of Buyer to enforce the provisions of this Section 13.2.

ARTICLE XIV

MISCELLANEOUS

SECTION 14.1. Exculpation.

(a) Notwithstanding anything to the contrary contained herein, Seller’s shareholders, partners, members, the partners or members of such partners or members, the shareholders of such partners or members, and the trustees, officers, directors, employees, agents and security holders of Seller and the partners or members of Seller assume no personal liability for any obligations entered into on behalf of Seller and its individual assets shall not be subject to any claims of any person relating to such obligations. The foregoing shall govern any direct and indirect obligations of Seller under this Agreement.

(b) Notwithstanding anything to the contrary contained herein, Buyer’s shareholders, partners, members, the partners or members of such partners or members, the shareholders of such partners or members, and the trustees, officers, directors, employees, agents and security holders of Buyer and the partners or members of Buyer assume no personal liability for any obligations entered into on behalf of Buyer and their individual assets shall not be subject to any claims of any person relating to such obligations. The foregoing shall govern any direct and indirect obligations of Buyer under this Agreement.

SECTION 14.2. Brokers.

(a) Seller represents and warrants to Buyer that it has dealt with no broker, salesman, finder or consultant with respect to this Agreement or the transactions contemplated hereby other than Broker. Seller shall be responsible for the payment of any commission or fee due to Broker in connection with the subject transaction. Seller agrees to indemnify, protect, defend and hold Buyer and the Buyer-Related Entities harmless from and against all claims, losses, damages, liabilities, costs, expenses (including reasonable attorneys’ fees and disbursements) and charges resulting from Seller’s breach of the foregoing representation in this Section 14.2(a). The provisions of this Section 14.2(a) shall survive the Closing or any termination of this Agreement.

(b) Buyer represents and warrants to Seller that it has dealt with no broker, salesman, finder or consultant with respect to this Agreement or the transactions contemplated hereby other than Broker. Buyer agrees to indemnify, protect, defend and hold Seller and the Seller-Related Entities harmless from and against all claims, losses, damages, liabilities, costs, expenses (including reasonable attorneys’ fees and disbursements) and charges resulting from Buyer’s breach of the foregoing representations in this Section 14.2(b). The provisions of this Section 14.2(b) shall survive the Closing or any termination of this Agreement.

(c) The Texas Real Estate License Act requires a real estate agent to advise Buyer that Buyer should have an attorney examine an abstract of title to the Property being purchased; or a title insurance policy should be obtained. Notice to that effect is hereby given to Buyer on behalf of Seller’s broker.

SECTION 14.3. Confidentiality; Press Release; IRS Reporting Requirements.

(a) Buyer and Seller, and each of their respective Affiliates, shall hold as confidential all information disclosed in connection with the transaction contemplated hereby and concerning each other, the Asset, this Agreement and the transactions contemplated hereby and shall not release any such information to third parties without the prior written consent of the other parties hereto, except (i) any information which was previously or is hereafter publicly disclosed (other than in violation of this Agreement or other confidentiality agreements to which Affiliates of Buyer are parties), (ii) to their partners, advisers, underwriters, analysts, employees, Affiliates, officers, directors, consultants, lenders, accountants, legal counsel, title companies or other advisors of any of the foregoing, provided that they are advised as to the confidential nature of such information and are instructed to maintain such confidentiality and (iii) to comply with any law, rule or regulation. The foregoing shall constitute a modification of any prior confidentiality agreement that may have been entered into by the parties. The provisions of this Section 14.3(a) shall survive the Closing and the termination of this Agreement for a period of one year.

(b) Neither Seller nor Buyer may issue a press release or other media publicity of any kind whatsoever with respect to this Agreement and the transactions contemplated hereby unless such press release or such other media publicity has been approved by the other party in writing, provided that in no event shall any such press release or such other media publicity (i) if issued by Buyer, disclose the identity of Seller’s direct or indirect beneficial owners by name or (ii) in either case, the consideration paid to Seller for the Asset. Notwithstanding the foregoing, both Seller and Buyer shall be permitted to make filings and disclosures related to the transactions contemplated by this Agreement as may, in such party’s reasonable judgment, be required by applicable law, including, without limitation, disclosures required to be made to the Securities and Exchange Commission.

(c) For the purpose of complying with any information reporting requirements or other rules and regulations of the IRS that are or may become applicable as a result of or in connection with the transaction contemplated by this Agreement, including, but not limited to, any requirements set forth in proposed Income Tax Regulation Section 1.6045-4 and any final or successor version thereof (collectively, the “IRS Reporting Requirements”), Seller and Buyer hereby designate and appoint the Escrow Agent to act as the “Reporting Person” (as that term is defined in the IRS Reporting Requirements) to be responsible for complying with any IRS Reporting Requirements. The Escrow Agent hereby acknowledges and accepts such designation and appointment and agrees to fully comply with any IRS Reporting Requirements that are or may become applicable as a result of or in connection with the transaction contemplated by this Agreement. Without limiting the responsibility and obligations of the Escrow Agent as the Reporting Person, Seller and Buyer hereby agree to comply with any provisions of the IRS Reporting Requirements that are not identified therein as the responsibility of the Reporting Person, including, but not limited to, the requirement that Seller and Buyer each retain an original counterpart of this Agreement for at least four years following the calendar year of the Closing.

SECTION 14.4. Escrow Provisions.

(a) The parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that the Escrow Agent shall not be deemed to be the agent of either of the parties, and the Escrow Agent shall not be liable to either of the parties for any act or omission on its part, other than for its gross negligence or willful misconduct. Seller and Buyer shall jointly and severally indemnify and hold the Escrow Agent harmless from and against all costs, claims and expenses, including attorneys’ fees and disbursements, incurred in connection with the performance of the Escrow Agent’s duties hereunder.

(b) The Escrow Agent has acknowledged its agreement to these provisions by signing this Agreement in the place indicated following the signatures of Seller and Buyer.

SECTION 14.5. Earnest Money Escrow Account.

(a) The Escrow Agent shall hold the Earnest Money in escrow in an interest-bearing bank account reasonably approved by Seller and Buyer (the “Earnest Money Escrow Account”). Escrow Agent shall not be liable for any failure, refusal, insolvency, or inability of the depository into which the Earnest Money is deposited to pay the Earnest Money at Escrow Agent’s direction, or for levies by taxing authorities based upon the taxpayer identification number used to establish this interest bearing account.

(b) The Escrow Agent shall hold the Earnest Money in escrow in the Earnest Money Escrow Account until the Closing or sooner termination of this Agreement and shall hold or apply such proceeds in accordance with the terms of this Section 14.5(b). Seller and Buyer understand that no interest is earned on the Earnest Money during the time it takes to transfer into and out of the Earnest Money Escrow Account. At the Closing, the Earnest Money shall be paid by the Escrow Agent to, or at the direction of, Seller and credited against the Purchase Price. If for any reason the Closing does not occur and either party makes a written demand upon the Escrow Agent for payment of such amount, the Escrow Agent shall, within 24 hours give written notice to the other party of such demand. If the Escrow Agent does not receive a written objection from such other party within five (5) Business Days after the giving of such notice, the Escrow Agent is hereby authorized to make such payment. If the Escrow Agent does receive such written objection within such five (5) Business Day period or if for any other reason the Escrow Agent in good faith shall elect not to make such payment, the Escrow Agent shall continue to hold such amount until otherwise directed by joint written instructions from the parties to this Agreement or a final judgment of a court of competent jurisdiction. The Escrow Agent shall give written notice of such deposit to Seller and Buyer. Upon such deposit the Escrow Agent shall be relieved and discharged of all further obligations and responsibilities hereunder.

SECTION 14.6. Successors and Assigns; No Third-Party Beneficiaries. The stipulations, terms, covenants and agreements contained in this Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective permitted successors and assigns (including any successor entity after a public offering of stock, merger, consolidation, purchase or other similar transaction involving a party hereto) and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

SECTION 14.7. Assignment. This Agreement may not be assigned by Buyer without the prior written consent of Seller. Any transfer of direct or indirect interests in Buyer shall be deemed to be an assignment of this Agreement by Buyer. Notwithstanding the foregoing, Buyer may designate an Affiliate that is majority owned and controlled by Buyer to which this Agreement will be assigned at the Closing, provided that (i) Buyer will continue to remain primarily liable under this Agreement notwithstanding any such designation, (ii) Buyer shall deliver written notice to Seller of any such designation at least seven (7) Business Days prior to the Closing Date (which notice shall include the name, vesting and signature block of the designee), (iii) Buyer and Buyer’s designee shall execute and deliver an assignment and assumption agreement in form reasonably satisfactory to Seller prior to the Closing, and (iv) the consideration paid for such assignment shall not exceed the Purchase Price. Notwithstanding the foregoing, Seller may assign or transfer its rights or obligations under this Agreement and title to the Property, without Buyer’s consent, to a Delaware limited partnership in which Seller is (directly or indirectly) a 99% (or more) limited partner and an affiliate of Seller is the sole general partner of such limited partnership. In no event shall Seller originally named in this Agreement be released from any liability or obligation under this Agreement as a result of any such assignment or transfer.

SECTION 14.8. Further Assurances. From time to time, as and when requested by any party hereto, the other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement.

SECTION 14.9. Notices. All notices, demands or requests made pursuant to, under or by virtue of this Agreement must be in writing and shall be (i) personally delivered, (ii) delivered by express mail, Federal Express or other comparable overnight courier service, (iii) telecopied, with telephone or written confirmation within one (1) Business Day (iv) mailed to the party to which the notice, demand or request is being made by certified or registered mail, postage prepaid, return receipt requested, or (v) sent by electronic mail, with telephone or written confirmation within one (1) Business Day, as follows:

(a)	To Seller:

c/o LivCor, LLC

Two North Riverside Plaza, Suite 2100

Chicago, Illinois 60606

Attention:    Chris Brace

Facsimile:    (312) 279-9882

Telephone:   (312) 466-3300

Email: brace@livcor.com

with copy thereof to:

Pircher Nichols & Meeks

1925 Century Park East, Suite 1700

Los Angeles, California 90067

Attention:     Real Estate Notices (JHI/ABR)

Facsimile:     (310) 201-8922

Telephone:   (310) 201-8900

Email: jirons@pircher.com; abrobinson@pircher.com

(b)	To Buyer:

RRE Opportunity OP II, LP

c/o Resource Real Estate, Inc.

1845 Walnut Street, 18th Floor

Philadelphia, Pennsylvania 19103

Attention: Pamela Arms, Director of Underwriting and Due Diligence

Facsimile: (215) 761-0491

Telephone: (215) 640-6607

Email: parms@resourcerei.com

with copy thereof to:

Resource Real Estate, Inc.

1845 Walnut Street, 18th Floor

Philadelphia, Pennsylvania 19103

Attention: Shelle Weisbaum, SVP and General Counsel

Facsimile: (215) 761-0452

Telephone: (215) 832-4187

Email: sweisbaum@resourcerei.com

(c)	To the Title Company/Escrow Agent:

First American Title Insurance Company

30 N. LaSalle, Suite 310

Chicago, Illinois 60602

Attention: Deanna Wilkie

Facsimile: (866) 578-7587

Telephone: (312) 917-7238

Email: dawilkie@firstam.com

All notices (i) shall be deemed to have been given on the date that the same shall have been delivered in accordance with the provisions of this Section and (ii) may be given either by a party or by such party’s attorneys. Any party may, from time to time, specify as its address for purposes of this Agreement any other address upon the giving of ten (10) days’ prior notice thereof to the other parties.

SECTION 14.10. Entire Agreement. This Agreement, along with the Exhibits and Schedules hereto contains all of the terms agreed upon between the parties hereto with respect to the subject matter hereof, and all understandings and agreements heretofore had or made among the parties hereto are merged in this Agreement which alone fully and completely expresses the agreement of the parties hereto.

SECTION 14.11. Amendments. This Agreement may not be amended, modified, supplemented or terminated, nor may any of the obligations of Seller or Buyer hereunder be waived, except by written agreement executed by the party or parties to be charged.

SECTION 14.12. No Waiver. No waiver by either party of any failure or refusal by the other party to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

SECTION 14.13. Governing Law. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with, the laws of the State of Texas.

SECTION 14.14. Submission to Jurisdiction. To the fullest extent permissible by Applicable Law, each of Buyer, Seller and Guarantor irrevocably submits to the jurisdiction of (a) the District Court of Tarrant County, Texas and (b) the United States District Court for the Northern District of Texas for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of Buyer, Seller and Guarantor further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in Texas with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of Buyer, Seller and Guarantor irrevocably and unconditionally waives trial by jury and irrevocably and, to the fullest extent permissible by Applicable Law, unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (x) the District Court of Tarrant County, Texas and (y) the United States District Court for the Northern District of Texas, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 14.15. Severability. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

SECTION 14.16. Section Headings. The headings of the various Sections of this Agreement have been inserted only for purposes of convenience, are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.

SECTION 14.17. Counterparts. This Agreement may be executed in two or more counterparts and by facsimile or electronic (e.g., pdf) signatures, which taken together still constitute collectively one agreement. In making proof of this Agreement it shall not be necessary to produce or account for more than one such counterpart with each party’s counterpart, facsimile or electronic signature.

SECTION 14.18. Acceptance of Deed. The acceptance of the Deed by Buyer shall be deemed full compliance by Seller of all of Seller’s obligations under this Agreement except for those obligations of Seller which are specifically stated to survive the delivery of the Deed or the Closing hereunder.

SECTION 14.19. Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

SECTION 14.20. Recordation. Neither this Agreement nor any memorandum or notice of this Agreement may be recorded by any party hereto without the prior written consent of the other party hereto. The provisions of this Section shall survive the Closing or any termination of this Agreement. In furtherance of the foregoing, Buyer hereby indemnifies Seller from and against any and all Losses arising out of a breach of this Section 14.20. The provisions of this Section 14.20 shall survive the Closing or any termination of this Agreement.

SECTION 14.21. Time is of the Essence. Seller and Buyer agree that time is of the essence with respect to the obligations of Buyer under this Agreement.

SECTION 14.22. Schedules. Seller and Buyer agree that disclosure of any fact or item on any schedule attached to this Agreement shall, should the existence of such fact or item be relevant to any other schedule, be deemed to be disclosed with respect to that other schedule so long as the relevance of such disclosure to such other section is reasonably apparent.

SECTION 14.23. Waiver of Jury Trial. Seller and Buyer hereby irrevocably waive trial by jury in any action, proceeding or counterclaim brought by one party against another party on any matter arising out of or in any way connected with this Agreement.

SECTION 14.24. Survival.

(a) Any obligations or liabilities of Seller or Buyer hereunder shall survive the Closing or earlier termination of this Agreement solely to the extent expressly provided herein.

(b) Unless expressly stated otherwise, all terms and provisions contained in this Agreement shall not survive the Closing.

SECTION 14.25. 1031 Exchange. Buyer may desire to effectuate a tax-deferred exchange (also known as a “1031” exchange) (an “Exchange”) in connection with the purchase and sale of the Property. Buyer and Seller hereby agree to cooperate with each other in connection with an Exchange, provided that: (a) all documents executed by Seller in connection with the Exchange shall be subject to the prior reasonable approval of Seller and shall recognize that Seller is acting solely as an accommodating party to such Exchange, Seller shall have no liability with respect thereto, and is making no representation or warranty that the transactions qualify as a tax-free exchange under Section 1031 of the Internal Revenue Code or any applicable state or local laws and shall have no liability whatsoever if any such transactions fail to so qualify; (b) such Exchange shall not result in Seller incurring any additional costs or liabilities; (c) the Exchange shall not result in any increased risks or any adverse tax consequences to Seller; (d) in no event shall Seller be obligated to acquire any property or otherwise be obligated to take title, or appear in the records of title, to any property in connection with the Exchange; and (e) in no event shall Buyer’s consummation of such Exchange constitute a condition precedent to Buyer’s obligations under this Agreement, and Buyer’s failure or inability to consummate such Exchange for any reason or for no reason at all shall not be deemed to excuse or release Buyer from its obligations under this Agreement. Buyer shall indemnify and hold Seller harmless from and against all claims, demands, actions, proceedings, damages, losses, liabilities, costs and expenses resulting from such tax deferred exchange by Buyer. Buyer unconditionally guarantees the full and timely performance by any Exchange intermediary (“Intermediary”) of each and every one of the representations, warranties, covenants, indemnities, obligations and undertakings of Intermediary in connection with the purchase of the Property and such Exchange.

SECTION 14.26. Water/Sewer Services. The Property described herein may be located in a special water or sewer service area . If so, no other retail public utility may be authorized to provide water or sewer to your Property. There may be special costs or charges that you will be required to pay before you can receive water or sewer service. There may be a period required to construct lines or other facilities necessary to provide water or sewer service to the Property. Buyer is advised to contact the utility service provider to determine the cost that Buyer will be required to pay and the period, if any, that is required to provide water or sewer services to the Property. The undersigned Buyer hereby acknowledges receipt of the foregoing notice at or before the execution of a binding contract for the purchase of the Property described in this notice.

SECTION 14.27. Water District Disclosure. SELLER DOES NOT HAVE ANY REASON TO BELIEVE THAT ANY OF THE PROPERTY IS LOCATED IN A DISTRICT CREATED BY THE STATE OF TEXAS PROVIDING OR PROPOSING TO PROVIDE, AS THE DISTRICT’S PRINCIPAL FUNCTION, WATER, SEWER, DRAINAGE, AND FLOOD CONTROL OR PROTECTION FACILITIES OR SERVICES. HOWEVER, IF AFTER THE EFFECTIVE DATE ANY OF THE PROPERTY IS DETERMINED TO BE LOCATED IN OR BECOMES PART OF SUCH DISTRICT, SUCH DISTRICT SHALL HAVE TAXING AUTHORITY SEPARATE FROM ANY OTHER TAXING AUTHORITY, AND MAY ISSUE BONDS AND/OR LEVY ADDITIONAL TAXES TO PROVIDE UTILITY FACILITIES AND/OR SERVICES WITHIN THE DISTRICT. SUCH DISTRICTS ALSO HAVE AUTHORITY TO ADOPT AND IMPOSE STANDBY FEES ON PROPERTY IN THE DISTRICT. A DISTRICT MAY EXERCISE AUTHORITY WITHOUT HOLDING AN ELECTION ON THE MATTER. Buyer acknowledges that Chapter 50 of the Texas Water Code requires Seller to deliver and Buyer to sign and deliver a statutory notice relating to the tax rate, bonded indebtedness, or standby fee of the district prior to final execution of this Agreement in substantially the form of Exhibit I attached hereto and incorporated herein for all purposes. Buyer hereby (i) acknowledges receipt of the notice contained in this Section and this

Agreement, (ii) waives any other rights Buyer may have under this Agreement or applicable law with respect to notice that the Property is situated in utility or other statutorily created district providing water, sewer, drainage or flood control facilities and services, and (c) agrees to execute and deliver such statutory notice contemporaneously with Buyer’s execution of this Agreement and at or prior to the Closing, if requested by Seller.

SECTION 14.28. Annexation Notice. To the extent Section 5.011 of the Texas Property Code is applicable to all or any portion of the Property or this transaction, Buyer hereby acknowledges and agrees that Seller delivered the following notice to Buyer prior to execution of this Agreement:

“NOTICE REGARDING POSSIBLE ANNEXATION

If the property that is the subject of this Agreement is located outside the limits of a municipality, the property may now or later be included in the extraterritorial jurisdiction. To determine if the property is located within a municipality’s extraterritorial jurisdiction or is likely to be located with a municipality’s extraterritorial jurisdiction, contact all municipalities located in the general proximity of the property for further information. The foregoing notice has been given solely in order to comply with Section 5.011 of the Texas Property Code and Seller makes no representation whether and to what extent the property may already be located within the limits of a municipality.”

SECTION 14.29. Legal Costs. The parties hereto agree that they shall pay directly any and all legal costs which they have incurred on their own behalf in the preparation of this Agreement, all deeds and other agreements pertaining to this transaction and that such legal costs shall not be part of the closing costs. In addition, if either Buyer or Seller brings any suit or other proceeding, including an arbitration proceeding, with respect to the subject matter or the enforcement of this Agreement, the prevailing party (as determined by the court, agency, arbitrator or other authority before which such suit or proceeding is commenced), in addition to such other relief as may be awarded, shall be entitled to recover reasonable attorneys’ fees, expenses and costs of investigation actually incurred. The foregoing includes attorneys’ fees, expenses and costs of investigation (including those incurred in appellate proceedings), costs incurred in establishing the right to indemnification, or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code (11 United States Code Sections 101 et seq.), or any successor statutes. The provisions of this Section shall survive the Closing without limitation or any termination of this Agreement.

SECTION 14.30. Signage Removal. Promptly after the Closing, Buyer shall “banner” or otherwise temporarily mask the portion of all signage containing the “Orion” name and the Orion half circle or “swoosh” logo, so as to indicate the new ownership, failing which upon five (5) days prior written notice, Seller may do so at Buyer’s expense. Within sixty (60) days after the Closing with respect to the main signage, and within ninety (90) days after the Closing with respect to the remaining signage, Buyer shall cause the portion of all signage containing the “Orion” name and such logo to be replaced, failing which Seller may remove such portion of the signage at Buyer’s expense upon fifteen (15) days prior written notice. The provisions of this Section shall survive the Closing without limitation.

SECTION 14.31. 3-14 Compliance. Buyer has advised Seller that Buyer may be required to cause an auditor to conduct an audit (the “Rule 3-14 Audit”), in accordance with Rule 3-14 of Securities and Exchange Commission Regulation S-X, of the income statements of the Property for the year immediately preceding the calendar year in which the Closing occurs. No later than January 30, 2015, Seller shall provide to McGladrey LLP (“Buyer’s Auditor”) copies of the financial information listed on Exhibit J attached hereto (the “Rule 3-14 Audit Information”) in order to enable Buyer’s Auditor to conduct such audit, to the extent such information is in the possession of Seller or its property manager or accountants; provided however, that (a) such audit shall not include an audit of asset management fees internally allocated by Seller (as opposed to paid to a third party) or interest expenses attributable to Seller, (b) the underlying financial documents provided by Seller to Buyer’s Auditor shall not be disclosed to Buyer and Buyer shall have no right to copy or review such documents, and (c) Buyer’s Auditor shall execute and deliver to Seller a confidentiality agreement in a form reasonably satisfactory to Seller and Buyer’s Auditor with respect to the information provided by Seller or its property manager or accountants hereunder, as a condition to, and prior to performing any Rule 3-14 Audit services. If Buyer’s Auditor is required to make any adjustments to the financial statements prepared by Buyer for the Rule 3-14 Audit, then Buyer’s Auditor may disclose to Buyer the portions (and only such portions) of the Rule 3-14 Audit Information that are necessary to be disclosed to Buyer in connection with such adjustments, but in no event shall Buyer’s Auditor disclose any information relating to assets of Seller or its Affiliates other than the Property. If any Rule 3-14 Audit Information is disclosed to Buyer, then Buyer shall keep such information confidential (which obligation shall survive the Closing indefinitely, regardless of any shorter survival period stated herein). Notwithstanding anything to the contrary contained in this Agreement or in the Closing Documents, Seller shall have no liability to Buyer for any breach of Seller’s representations or warranties under this Agreement or the Closing Documents that may be disclosed by or that result from any such Rule 3-14 Audit Information. Buyer shall be responsible for all out-of-pocket costs associated with the Rule 3-14 Audit. Seller shall use reasonable efforts to cooperate (at no cost to Seller) with Buyer’s Auditor in the conduct of the Rule 3-14 Audit. Notwithstanding anything contained in this Section 14.31 to the contrary, in no event shall Seller be obligated to (i) make and/or obtain from Seller (or an Affiliate of Seller or any of Seller’s or its Affiliates’ auditors) any representations or certificates regarding such financial information, or (ii) disclose any confidential or non-public financial information with respect to any Affiliate of Seller or any property of any such Affiliate. Seller’s obligation to maintain its records for use under this Section 14.31 shall be an on-going covenant for Buyer’s benefit until the Closing. Within forty-five (45) days following the Closing, Seller shall provide to Buyer (x) a profit and loss statement for the Property covering the period from January 1, 2014 to the Closing Date, and (y) accounts payable and accounts receivable details and aging report as of the Closing Date, all of which may be reviewed by Buyer’s Auditor in connection with the Rule 3-14 Audit. Seller shall maintain its records for use under this Section 14.31 for a period of not less than six (6) months after the Closing Date. Except as otherwise stated herein, the provisions of this Section shall survive Closing for a period of six (6) months.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

SELLER:
Orion-Fort Worth Associates LLC, a Delaware limited liability company

By:	Orion-G Master II, LLC
a Delaware limited liability company Its sole member

	By:	BRE Apartment Holdings, LLC,
a Delaware limited liability company
its authorized member

		By:	/s/ Olivia John
		Name:	Olivia John
		Title:	Vice President

BUYER:

RRE OPPORTUNITY OP II, LP, a Delaware limited partnership

By:	Resource Real Estate Opportunity REIT II, Inc.,
Its general partner

	By:	/s/ Alan F. Feldman
	Name:	Alan F. Feldman
	Title:	CEO

Signature Page

JOINDER BY ESCROW AGENT

First American Title Insurance Company, referred to in this Agreement as the “Escrow Agent,” hereby acknowledges that it received this Agreement executed by Seller and Buyer as of November 26, 2014, and accepts the obligations of the Escrow Agent as set forth herein.

FIRST AMERICAN TITLE INSURANCE COMPANY

By:	/s/ Deanna Wilkie
Name:	Deanna Wilkie
Title:	Escrow Officer

Joinder

ACKNOWLEDGEMENT BY ESCROW AGENT OF RECEIPT OF EARNEST MONEY

First American Title Insurance Company, referred to in this Agreement as the “Escrow Agent,” hereby acknowledges that it received the Earnest Money on December 3, 2014. The Escrow Agent hereby agrees to hold and distribute the Earnest Money in accordance with the terms and provisions of the Agreement.

FIRST AMERICAN TITLE INSURANCE COMPANY

By:	/s/ Deanna Wilkie
Name:	Deanna Wilkie
Title:	Escrow Officer

Acknowledgement

Schedule A

Legal Description

PARCEL 1:

ALL OF BLOCK 7R, STONEGATE ADDITION TO THE CITY OF FORT WORTH, TARRANT COUNTY, TEXAS, ACCORDING TO PLAT RECORDED IN CABINET A, SLIDE 7586, DEED RECORDS OF TARRANT COUNTY, TEXAS; AND

AS SURVEYED DESCRIPTION

BEING A TRACT OF LAND SITUATED IN THE S.C. INMAN SURVEY, A-824, CITY OF FT. WORTH, TARRANT COUNTY, TEXAS, AND BEING ALL OF BLOCK 7R, STONEGATE ADDITION, AN ADDITION TO THE CITY OF FT. WORTH, TARRANT COUNTY, TEXAS, AS RECORDED IN CABINET A, SLIDE 7586, OF THE PLAT RECORDS OF TARRANT COUNTY, TEXAS, AND BEING FURTHER DESCRIBED AS FOLLOWS:

BEGINNING AT AN “X” FOUND IN THE TOP OF CURB, FOR THE NORTHWEST CORNER OF SAID BLOCK 7R, BEING THE WESTERLY SOUTHWEST CORNER OF THAT CALLED BLOCK 11R, STONEGATE ADDITION, AN ADDITION TO THE CITY OF FT. WORTH, RECORDED IN CABINET A, SLIDE 7767 OF SAID PLAT RECORDS, AND BEING IN THE EAST RIGHT-OF-WAY OF OAK HILL CIRCLE, AN 85’ WIDE RIGHT-OF-WAY;

THENCE N 89 DEGREES 54 MINUTES 16 SECONDS E, WITH THE WESTERLY NORTH LINE OF SAID BLOCK 7R, AND SAID BLOCK 11R, A DISTANCE OF 195.97 FEET TO A 5/8” IRON ROD FOUND WITH CAP STAMPED “CARTER & BURGESS” FOR THE NORTHERLY NORTHEAST CORNER OF SAID BLOCK 7R, AND BEING IN THE WEST LINE OF LOT A, BLOCK 8R OF STONEGATE ADDITION, RECORDED IN CABINET A, SLIDE 1300 OF SAID PLAT RECORDS;

THENCE S 02 DEGREES 08 MINUTES 16 SECONDS W, WITH THE EASTERLY LINE OF SAID BLOCK 7R, AND THE WESTERLY LINE OF SAID LOT A, BLOCK 8R, A DISTANCE OF 175.29 FEET TO A 5/8” IRON ROD FOUND WITH CAP STAMPED “CARTER & BURGESS” FOR CORNER IN SAME, AND BEING THE POINT OF CURVATURE OF A NON-TANGENT CURVE TO THE LEFT, HAVING A RADIUS OF 132.97 FEET, AND A CENTRAL ANGLE OF 60 DEGREES 30 MINUTES 50 SECONDS,

THENCE WITH SAID CURVE TO THE LEFT, AN ARC DISTANCE OF 140.44 FEET, (CHORD BEARS S 71°58’57” E—134.00 FEET) TO A 5/8” IRON ROD FOUND WITH CAP STAMPED “CARTER & BURGESS” FOR CORNER IN SAME, AND BEING THE POINT OF CURVATURE, OF A NON TANGENT CURVE TO THE RIGHT, HAVING A RADIUS OF 185.35 FEET, AND A CENTRAL ANGLE OF 28 DEGREES 35 MINUTES 27 SECONDS;

THENCE WITH SAID CURVE TO THE RIGHT, AN ARC DISTANCE OF 91.49 FEET, (CHORD BEARS N 78°03’07” E—90.55 FEET) TO A 5/8” IRON ROD FOUND WITH CAP

Schedules

STAMPED “CARTER & BURGESS” FOR THE EASTERLY NORTH CORNER OF SAID BLOCK 7R, BEING IN THE WEST LINE OF SAID LOT A, BLOCK 8R, AND BEING AN ANGLE POINT OF SAID BLOCK 11R;

THENCE SOUTH 45 DEGREES 00 MINUTES 00 SECONDS EAST, CONTINUING WITH SAID BLOCK 7R, AND SAID BLOCK 11R, A DISTANCE OF 70.01 FEET TO A 5/8” IRON ROD FOUND WITH CAP STAMPED “CARTER & BURGESS”, AND BEING A CONTROLLING MONUMENT OF THIS SURVEY, FOR THE EASTERLY SOUTHEAST CORNER OF SAID BLOCK 7R, BEING THE NORTH CORNER OF THE VILLAGES OF STONEGATE ADDITION, RECORDED IN CABINET A, SLIDE 1686, OF SAID PLAT RECORDS;

THENCE SOUTH 45 DEGREES 00 MINUTES 00 SECONDS WEST, (BEARING BASIS), WITH THE SOUTH LINE OF SAID BLOCK 7R, AND THE NORTHWEST LINE OF SAID VILLAGES OF STONEGATE, A DISTANCE OF 501.76 FEET TO A 5/8” IRON ROD FOUND FOR THE SOUTH CORNER OF SAID BLOCK 7R, BEING THE WEST CORNER OF SAID VILLAGES OF STONEGATE, AND BEING IN SAID EAST RIGHT-OF-WAY OF OAK HILL CIRCLE, AND BEING IN A CURVE TO THE RIGHT, HAVING A RADIUS OF 557.50 FEET, AND A CENTRAL ANGLE OF 35 DEGREES 34 MINUTES 55 SECONDS,

THENCE WITH SAID CURVE TO THE RIGHT, AN ARC DISTANCE OF 346.22 FEET, (CHORD BEARS N17°25’34” W—340.68 FEET), TO A  1⁄2” IRON ROD SET FOR CORNER IN SAME;

THENCE N 00 DEGREES 23 MINUTES 16 SECONDS EAST, WITH SAID BLOCK 7R, AND SAID RIGHT-OF-WAY, A DISTANCE OF 276.81 FEET, TO THE PLACE OF BEGINNING, CONTAINING 146,291 SQUARE FEET, OR 3.358 ACRES OF LAND.

PARCEL 2

ALL OF BLOCK 11R, STONEGATE ADDITION TO THE CITY OF FORT WORTH, TARRANT COUNTY, TEXAS, ACCORDING TO PLAT RECORDED IN CABINET A, SLIDE 7767, OF THE PLAT RECORDS OF TARRANT COUNTY, TEXAS; AND

AS SURVEYED DESCRIPTION

BEING A TRACT OF LAND SITUATED IN THE S.C. INMAN SURVEY, A-824, CITY OF FT. WORTH, TARRANT COUNTY, TEXAS, AND BEING ALL OF BLOCK 11R, STONEGATE ADDITION, AN ADDITION TO THE CITY OF FT. WORTH, TARRANT COUNTY, TEXAS, AS RECORDED IN CABINET A, SLIDE 7767 OF THE PLAT RECORDS OF TARRANT COUNTY, TEXAS, AND BEING FURTHER DESCRIBED AS FOLLOWS:

BEGINNING AT AN “X” FOUND IN THE TOP OF CURB, FOR THE NORTHWEST CORNER OF SAID BLOCK 11R, BEING THE NORTHWEST CORNER OF THAT CALLED BLOCK 7R, STONEGATE ADDITION, AN ADDITION TO THE CITY OF FT. WORTH,

Schedules

RECORDED IN CABINET A, SLIDE 7586 OF SAID PLAT RECORDS, AND BEING IN THE EAST RIGHT-OF-WAY OF OAK HILL CIRCLE, A VARIABLE WIDTH RIGHT-OF-WAY;

THENCE N 00 DEGREES 21 MINUTES 56 SECONDS E, WITH THE WEST LINE OF SAID BLOCK 11R, AND SAID RIGHT-OF-WAY, A DISTANCE OF 490.04 FEET TO A 5/8” IRON ROD FOUND WITH CAP STAMPED “CARTER & BURGESS” FOR CORNER IN SAME, AND BEING THE POINT OF CURVE TO THE RIGHT, HAVING A RADIUS OF 377.36 FEET AND A CENTRAL ANGLE OF 38 DEGREES 42 MINUTES 01 SECONDS;

THENCE WITH SAID CURVE TO THE RIGHT, AN ARC DISTANCE OF 254.89 FEET, (CHORD BEARS N 19°41’17” E—250.07 FEET) TO A 5/8” IRON ROD FOUND, WITH CAP STAMPED “CARTER & BURGESS” FOR THE POINT OF COMPOUND CURVE TO THE RIGHT, HAVING A RADIUS OF 390.23 FEET AND A CENTRAL ANGLE OF 29 DEGREES 32 MINUTES 52 SECONDS;

THENCE WITH SAID CURVE TO THE RIGHT, AN ARC DISTANCE OF 201.24 FEET, (CHORD BEARS N 53°51’55” E—199.02 FEET) TO A 5/8” IRON ROD FOUND WITH CAP STAMPED “CARTER & BURGESS” FOR CORNER IN SAME;

THENCE N 68 DEGREES 36 MINUTES 59 SECONDS EAST, CONTINUING WITH BLOCK 11R, AND SAID RIGHT-OF-WAY, A DISTANCE OF 432.71 FEET TO AN “X” FOUND IN CONCRETE, FOR THE POINT OF CURVE TO THE RIGHT, HAVING A RADIUS OF 541.00 FEET, AND A CENTRAL ANGLE OF 47 DEGREES 31 MINUTES 13 SECONDS;

THENCE WITH SAID CURVE TO THE RIGHT, AN ARC DISTANCE OF 448.70 FEET, (CHORD BEARS S 87°37’45” E—435.95 FEET) TO A 5/8” IRON ROD FOUND WITH CAP STAMPED “CARTER & BURGESS” FOR THE POINT OF COMPOUND CURVE TO THE RIGHT, HAVING A RADIUS OF 557.50 FEET AND A CENTRAL ANGLE OF 44 DEGREES 39 MINUTES 25 SECONDS;

THENCE WITH SAID CURVE TO THE RIGHT, AN ARC DISTANCE OF 434.52 FEET, (CHORD BEARS S 41°32’37” E—423.61 FEET) TO A 5/8” IRON ROD FOUND FOR EAST CORNER OF SAID BLOCK 11R, BEING THE NORTHEAST CORNER OF THAT TRACT OF LAND CONVEYED TO STONEGATE PARTNERS, L.P., RECORDED IN VOLUME 11193, PAGE 1892 OF THE DEED RECORDS OF TARRANT COUNTY, TEXAS, AND BEING A CONTROLLING MONUMENT OF THIS SURVEY;

THENCE S 45 DEGREES 00 MINUTES 00 SECONDS WEST, (BEARING BASIS), WITH THE SOUTH LINE OF SAID BLOCK 11R, A DISTANCE OF 890.53 FEET TO A 5/8” IRON ROD FOUND WITH CAP STAMPED “CARTER & BURGESS”, AND BEING IN A NON TANGENT CURVE TO THE RIGHT, HAVING A RADIUS OF 200.03 FEET, AND A CENTRAL ANGLE OF 180 DEGREES 00 MINUTES 00 SECONDS;

THENCE WITH SAID CURVE TO THE RIGHT, AN ARC DISTANCE OF 628.42 FEET, (CHORD BEARS S 45°00’00” W—400.06 FEET) TO A 5/8” IRON ROD FOUND WITH CAP STAMPED “CARTER & BURGESS” FOR CORNER IN SAID BLOCK 11R, BEING THE SOUTHEASTERLY CORNER OF BLOCK 7R;

Schedules

THENCE NORTH 45 DEGREES 00 MINUTES 00 SECONDS WEST, CONTINUING WITH BLOCK 11R, A DISTANCE OF 70.01 FEET TO A 5/8” IRON ROD FOUND WITH CAP STAMPED “CARTER & BURGESS” FOR CORNER IN LOT A, BLOCK 8R, OF STONEGATE ADDITION, RECORDED IN CABINET B, SLIDE 1300, OF SAID PLAT RECORDS, AND BEING IN A NON TANGENT CURVE TO THE RIGHT, HAVING A RADIUS OF 183.35 FEET, AND A CENTRAL ANGLE OF 19 DEGREES 41 MINUTES 34 SECONDS;

THENCE WITH SAID CURVE TO THE RIGHT, AN ARC DISTANCE OF 63.02 FEET, (CHORD BEARS S 77°23’47” E—62.71 FEET) TO A 5/8” IRON ROD FOUND WITH CAP STAMPED “CARTER & BURGESS” FOR CORNER;

THENCE SOUTH 13 DEGREES 18 MINUTES 22 SECONDS WEST, A DISTANCE OF 32.70 FEET TO A 5/8” IRON ROD FOUND WITH CAP STAMPED “CARTER & BURGESS” FOR CORNER;

THENCE S 77 DEGREES 44 MINUTES 49 SECONDS EAST, A DISTANCE OF 31.31 FEET TO A 5/8” IRON ROD FOUND WITH CAP STAMPED “CARTER & BURGESS” FOR CORNER;

THENCE N 13 DEGREES 54 MINUTES 46 SECONDS EAST, A DISTANCE OF 33.05 FEET TO A 5/8” IRON ROD FOUND WITH CAP STAMPED “CARTER & BURGESS” FOR CORNER,

THENCE N 89 DEGREES 56 MINUTES 16 SECONDS EAST, A DISTANCE OF 102.65 FEET TO A POINT FOR CORNER, FROM WHICH A 1/2” IRON ROD FOUND BEARS S 00°03’44” E—2.00 FEET, AND BEING THE POINT OF CURVE TO THE LEFT, HAVING A RADIUS OF 169.19 FEET, AND A CENTRAL ANGLE OF 20 DEGREES 03 MINUTES 00 SECONDS;

THENCE WITH SAID CURVE TO THE LEFT, AN ARC DISTANCE OF 59.21 FEET, (CHORD BEARS N 74°24’03” E—58.90 FEET) TO A 1/2” IRON ROD FOUND FOR CORNER;

THENCE N 25 DEGREES 33 MINUTES 11 SECONDS WEST, A DISTANCE OF 150.74 FEET TO A 1/2” IRON ROD FOUND FOR CORNER IN A NON TANGENT CURVE TO THE RIGHT HAVING A RADIUS OF 170.38 FEET, AND A CENTRAL ANGLE OF 16 DEGREES 18 MINUTES 19 SECONDS;

THENCE WITH SAID CURVE TO THE LEFT, AN ARC DISTANCE OF 48.49 FEET, (CHORD BEARS S 66°55’52” W—48.32 FEET) TO A 5/8” IRON ROD FOUND WITH CAP STAMPED “CARTER & BURGESS” FOR CORNER;

Schedules

THENCE S 75 DEGREES 26 MINUTES 02 SECONDS WEST, A DISTANCE OF 35.76 FEET TO A 5/8” IRON ROD FOUND WITH CAP STAMPED “CARTER & BURGESS” FOR CORNER;

THENCE N 88 DEGREES 02 MINUTES 42 SECONDS WEST, A DISTANCE OF 19.14 FEET TO A 5/8” IRON ROD FOUND WITH CAP STAMPED “CARTER & BURGESS” FOR CORNER;

THENCE NORTH 52 DEGREES 06 MINUTES 17 SECONDS WEST, A DISTANCE OF 23.37 FEET TO A 1/2” IRON ROD FOUND FOR CORNER;

THENCE NORTH 32 DEGREES 24 MINUTES 04 SECONDS EAST, A DISTANCE OF 80.14 FEET TO A 5/8” IRON ROD FOUND WITH CAP STAMPED “CARTER & BURGESS” FOR CORNER;

THENCE NORTH 30 DEGREES 57 MINUTES 04 SECONDS EAST, A DISTANCE OF 51.86 FEET TO A 5/8” IRON ROD FOUND WITH CAP STAMPED “CARTER A BURGESS” FOR CORNER;

THENCE NORTH 23 DEGREES 55 MINUTES 21 SECONDS WEST, A DISTANCE OF 125.17 FEET TO A 5/8” IRON ROD FOUND WITH CAP STAMPED “CARTER & BURGESS” FOR CORNER;

THENCE NORTH 57 DEGREES 47 MINUTES 06 SECONDS WEST, A DISTANCE OF 66.19 FEET TO A 5/8” IRON ROD FOUND WITH CAP STAMPED “CARTER & BURGESS” FOR CORNER;

THENCE NORTH 88 DEGREES 40 MINUTES 38 SECONDS WEST, A DISTANCE OF 52.59 FEET TO A 5/8” IRON ROD FOUND WITH CAP STAMPED “CARTER & BURGESS” FOR CORNER;

THENCE NORTH 69 DEGREES 52 MINUTES 31 SECONDS WEST, A DISTANCE OF 68.95 FEET TO A 5/8” IRON ROD FOUND WITH CAP STAMPED “CARTER & BURGESS” FOR CORNER;

THENCE NORTH 69 DEGREES 27 MINUTES 16 SECONDS WEST, A DISTANCE OF 11.41 FEET TO A 5/8” IRON ROD FOUND WITH CAP STAMPED “CARTER & BURGESS” FOR CORNER,

THENCE SOUTH 21 DEGREES 43 MINUTES 34 SECONDS WEST, A DISTANCE OF 10.92 FEET TO A 5/8” IRON ROD FOUND WITH CAP STAMPED “CARTER & BURGESS” FOR CORNER;

THENCE SOUTH 69 DEGREES 33 MINUTES 48 SECONDS EAST, A DISTANCE OF 6.64 FEET TO A 5/8” IRON ROD FOUND WITH CAP STAMPED “CARTER & BURGESS” FOR CORNER;

Schedules

THENCE SOUTH 25 DEGREES 21 MINUTES 53 SECONDS EAST, A DISTANCE OF 27.72 FEET TO A 5/8” IRON ROD FOUND WITH CAP STAMPED “CARTER & BURGESS” FOR CORNER;

THENCE SOUTH 35 DEGREES 25 MINUTES 23 SECONDS WEST, A DISTANCE OF 91.21 FEET TO A 5/8” IRON ROD FOUND WITH CAP STAMPED “CARTER & BURGESS” FOR CORNER;

THENCE SOUTH 00 DEGREES 44 MINUTES 31 SECONDS EAST, A DISTANCE OF 15.76 FEET TO A 5/8” IRON ROD FOUND WITH CAP STAMPED “CARTER & BURGESS” FOR CORNER;

THENCE SOUTH 07 DEGREES 26 MINUTES 27 SECONDS EAST, A DISTANCE OF 29.55 FEET TO A 1/2” IRON ROD FOUND FOR CORNER;

THENCE SOUTH 65 DEGREES 06 MINUTES 41 SECONDS WEST, A DISTANCE OF 59.20 FEET TO AN “X” FOUND IN TOP OF CURB FOR CORNER;

THENCE SOUTH 67 DEGREES 30 MINUTES 10 SECONDS WEST, A DISTANCE OF 27.17 FEET TO A 40d NAIL SET FOR CORNER;

THENCE SOUTH 01 DEGREES 59 MINUTES 35 SECONDS WEST, A DISTANCE OF 19.67 FEET TO A 5/8” IRON ROD FOUND WITH CAP STAMPED “CARTER & BURGESS” FOR CORNER;

THENCE SOUTH 89 DEGREES 54 MINUTES 16 SECONDS WEST, A DISTANCE OF 195.97 FEET TO THE PLACE OF BEGINNING AND CONTAINING 1,043,041 SQ. FT. OR 23.945 ACRES OF LAND.

Schedules

Schedule B

Asset File

•	Monthly income statements for the Property for 2012, 2013, and 2014 through date of sale

•	Current rent roll and rent rolls December 2012 and December 2013 (to the extent available)

•	Current account payable and account receivable detail listing/aging reports as well as reports on the date of sale

•	Current resident ledger report as well as a report on the date of sale

•	Current notices to vacate report

•	Copies of all insurance invoices for past 12 months (to the extent available as stand-alone invoices and not part of aggregate invoices covering multiple properties)

•	Standard Lease form with respect to the Property

•	Copies of all utility bills for past 12 months

•	Copies of tenant utility billing reports for past 12 months if applicable

•	On-site access to review the Tenant Leases including any and all modifications, supplements or amendments thereto and all tenant lease files

•	A schedule of all tenant deposits in the form customarily utilized by Seller

•	Contracts relating to the maintenance and operation of the Property and access at the Property to all maintenance and service logs for the Property

•	To the extent available at the property, copies of or access to any and all site plans, as-built, boundary and topographical surveys of the Property, zoning reports, soil and compaction studies or tests for the Property, architectural drawings, plans and specifications with respect to the Property

•	Insurance loss runs during the period of Seller’s ownership of the Property

•	To the extent available, copies of all guaranties or warranties currently in effect related to the roof or any structure or operating system at the Property

•	A list of employee units and model/office units, and employee rental and discount information

•	A monthly schedule of capital improvements completed during the prior 2 years of Seller’s ownership

•	Documentation related to eviction activity for the past 12 months as well as the status of all evictions currently in-process

•	List of all personal property to be conveyed with the Property

•	Historical real property tax bills and personal property tax bills for the past three years and the most recent notice of reassessment, if one exists

•	To the extent available, the most recent tax, license fee and permit bills and copies of all such licenses and permits, including the certificates of occupancy

•	List of positions and salary of current employees of the Property

•	All environmental reports and termite inspections, to the extent available and in the Seller’s possession, which relate to its Property and were prepared for such Seller by third parties

Schedules

•	The most recent Title and Survey in Seller’s possession, which relate to its Property and were prepared for such Seller by third parties

•	Monthly occupancy and turnover percentages for 2012, 2013, and 2014

•	Summary of bad debt written-off in 2012, 2013, and 2014

•	Such other information, documents and materials relating to the Asset as Seller may deliver to Buyer or otherwise make available to Buyer on the on-line virtual data website, at Manager’s offices, or at the Property.

Schedules

Schedule C

Personal Property List

Leasing Office

Area
	Qty	Item	Serial or Model Number

Asst Manager	1	72X36 Desk w/return
	1	Desk Chair
	1	Receiving Chair
	1	36X24 2 drawer lateral file
	2	Misc. desk chairs
	1	lamp
	1	silk plant
	1	framed print
	2	wooden vases
	1	Ricoh Copier MP C3002	Model#126885614

Computer/Equip
	1	Panini Check Scanner	6263875
	1	HP Pro	Serial#2VA41912KN
	1	Samsung Monitor	2232BW
	1	HP Speaker Set
	1	HP Key Board
	1	Microsoft Mouse
	1	Dell Optiplex—main gate computer	9010
	1	Dell monitor—main gate	REV A02
	1	Dell keyboard and mouse—main gate
	1	Dell Optiplex—secondary gate	GX620
	1	Phillips monitor—secondary gate	15054FB
	1	Dell keyboard and mouse—secondary gate
	2	Norstar Multiline Phone

Manager Office	1	72X36 Desk w/return
	2	32x24 2 Drawer Lateral File
	1	36X24 2 Drawer Lateral File w. shelving unit
	1	Desk chair
	2	Receiving Chair
	1	Lamp

Schedules

	1	48x31 White Board
	2	Framed Print
	1	22x17 wooden side table

Computer/Equip	1	DellOptiplex 390	Model#D12M
	1	Samsung Sync Master2232 MonitorModel#2232BW	LE1901W
	1	HP Officejet 6310 Printer	Model#SDGOB-0506
	1	Kensington keyboard
	1	HP Speaker Set	Model# UC230
	1	Microsoft Mouse
	1	Norstar Multiline Phone

Leasing	2	36X72 Wooden Desk
	1	36X24 2 drawer wooden lateral
	2	Desk chairs
	4	Receiving chairs
	2	Lamps
	2	Large framed prints
	1	Canvas print
	2	Misc. round glass side table
	1	52 X 13 wooden rectangle side table
	1	46” round reception table
	3	Sm canvas prints
	1	Large silver framed mirror
	1	Large wooden print
	1	Large framed print
	4	Receiving Chair at table
	6	Misc. vases

Computer/Equip

	1	HP Pro Computer	Model # 600G1
	1	Dell Monitor	Model #REV A01
	1	Logitec keyboard and mouse
	1	Dell Optiplex computer	Model # 300
	1	HP monitor	Model#52031
	1	Microsoft keyboard and mouse
	2	Norstar Multiline Phone

Schedules

Equipment Room

Area
	Qty	Item	Serial or Model Number
	1	Samsung DVD/VCR	61BW2025 / 40N1XAA
	1	Creston control processor	2161462
	1	JWD mixer/amplifier	CA-60M
	1	Kenwood Surround sound receiver	81001624
	1	Kenwood CD player	80700202
	1	Maranitz surround receiver	Sr5002/U1B
	1	Staples shredder	345HD354FT1
	1	Hoover vacuum	CH53010
	1	Keytrack monitor—Dell	E177Fpb
	1	Keytrack computer—	KTXp003208
	1	Monitor for cameras—Viewsonic	T9t124890887
	1	DVR for camera system—Shadow
	3	white boards
	1	Norstar multiline phon

Storage closet in business center
	1	popcorn machine
	1	40” Samsung TVs

Common

Area
	Qty	Item	Serial or Model Number

Club house side	1	44” round glass table w/ 4 wood/leather side chairs
	4	Orange occasional chairs
	1	Wood and glass round coffee table
	2	Patternd occasional chairs
	1	Brown fabric couch
	1	Wood and glass rectangular coffee table
	1	Wood sofa table
	10	Misc throw pillows
	1	Large potted silk palm plant
	1	Mosiac framed mirro
	2	Large framed prints
Misc vases, books, and small silk plants

Lounge side	2	Patterend occasional chairs
	1	Leather couch
	1	Wood and glass oval coffee table

Schedules

2	Pub table w/ 6 bar stools
2	Tan cube ottomans
4	42” Sharp TV’s
1	60” Sharp TV
1	Wood entertainment table
1	Golden fabric sectional couch
1	Large brown leathr ottoman
1	60” Sharp TV
1	Wood entertainment table
1	Foosbal table
1	7’ Olhausen pool table
3	Patterned bar stools
1	GE Stainless built in microwave
1	GE Stainless stove
1	GE side by side refrigerator
1	Crescent water filter
Misc. vases and silk plants
1	Large potted silk palm plant
2	Medium silk plants
4	Large framed prints
1	Sony DVD player
1	Brother printer	Model#2270DW
2	HP Pro Desk Computers	Model#600G1SFF
2	Acer Monitors
2	Dell keyboard and mouse
1	Trash can

Amenity Area

Area
	Qty	Item	Serial or Model Number
Pool	13	planters
	5	large round tables
	3	umbrellas
	17	small round tables
	6	trash cans
	30	chaise lounge chairs
	29	standard chairs
	6	wood standard chairs
	1	wood double seat chair

Schedules

	1	life hook

Fitness Center	1	Dumbell rack
	2	Dumbells each—5, 10, 15, 20, 25, 30, 35, 40, 45, 50
	1	Detecto scale
	3	Medicine balls—8, 10, 12 lbs
	4	fitness mats
	2	toga balls
	2	body solid benches
	1	lat/mid row machine
	1	leg extension/curl machine
	1	Precor cable machine
	1	Precor seated bike
	2	Precor tread mills
	2	Precor Elliptical
	1	Fitco ab crunch/back extension
	3	42” Insignia plasma TV
	2	Silk plants
	1	Very large framed mirror
	1	trash can

Maintenance

Area
	Qty	Item	Serial or Model Number
	5	Motorola 2 way Radio
	1	Ryobi 10” miter saw	M# TSS101-1 / S# Z121546265
	1	Black & Decker heat gun	M# HG1300
	2	Stinger 2.5 gal shop vac
	1	Kwik set keying kit	#272
	1	Bostitch compressor 6 gal	M# BTFP02011 / S3 296193340
	3	4’ Louisville alum. Ladder
	1	8’ Red fiberglass Louisville ladders
	1	12’ Werner orange fiberglass ladder
	2	6’ Louisville alum ladder
	1	Bostitch 16 gauge finish nailer	M# SB-1664FN
	1	Bostitch 18 guage brad nailer	M# SB-1850BN

Schedules

1	Bostitch 18 guage stapler	M# SB-1505X
1	Portable AC unit commercial cool	m#CPN12XC9 / S#C110513505
2	50 lb recovery tanks
2	40 cu nitrogen bottles
2	Acetalyne “B” tank
1	Acetalyne turbo torch
1	Nitrogen regulator
1	Stainless Rigid shop vac 16 gal	M#WD19560 / S#13197R0406
1	Inficon tek-mate leak detector
1	25’ hand held drain auger (black)
1	JB Platinum vac pump	M#DV-200N / S#07138
1	Inficon vortec recovery machine	M#714-202-G1 / S#09-12098
2	36 VDC Thunderball battery charger for maintenance and one leasing cart
1	Ryobi 18V skillsaw	M# P501 / S# CS112035381
1	Lasko utility fan (yellow & black)	M#4900
1	JB AC gauges
4	red 1 gallon plastic gas cans
1	Echo backpack blower	M#PB770T / S#PO3012053493
1	2 door fire cabinet (yellow)
1	1 door fire cabinet (yellow)
1	closet auger
1	Deck brush (yellow/black handle)
1	black metal wheelbarrow
1	Milwaukee alum. appliance dolly
1	General mini-rooter pro	S# MR9Y0991
1	EZ broadcast spreader
1	DriEaz dehumidifier	M#F203-A S/#104021
1	Tornado carpet fan	M# SD3500
1	DriEaz air scrubber 500	M# F284 / S# 47161

Schedules

1	Work pro power wasehr 4000psi	M# HP-4000-HDHB / S#10430579
1	Yamaha 480 battery charger	M#JW9-82107-01 / S#1112Y8022
1	Utility water pump—Campbell Hesfield 1/2 hp	S# / 3132
1	limo leasing golf cart
1	4 seater leasing golf cart
2	maintenance golf carts
1	Speedex key machine
1	AirZone Ozone Machine
1	Ryobi One + Too Set—6 pc.
	Reciprovating saw	M#P514 / S#CS13481N090142
	Circular saw	M#P506 / S#CS13456N080388
	Multi tool	M#P570 / S#CS134560060550
	Flashlight	M#P704 / M#GU13466D016624
	Drill	M#P208B / S#CS13455D040724
	Impact Driver	M#P236 / S#CS13464D020330
	48 WH Battery	M#P105 -/ S#CS13452D440451
	24 WH Battery	M#P102 / S#CS13452D471264
	Battery Charger	M#P118 / S#CS13473D330074

Model	#2514

Area
	Qty	Item	Serial or Model Number
Living Room	1	couch
	1	occassional chair
	2	ottoman cubes
	1	end table
	1	TV table
	1	glass coffee table
	1	Insignia TV w/ DVD player
	1	wood desk

Schedules

Dinning Room	1	desk chair
	2	bar stools
	1	curtian and rod
	2	wall sconces
	1	lamp
assorted throw pillows
	1	framed print
misc accessories

Kitchen	1	rug
	3	vases
misc accessories

Bedroom	2	Queen mattresses
	1	end table
	1	dresser
	1	bed frame and headboard
	1	curtians and rod
	1	lamp
	1	linen set incl. sheets, pillow, comforter
	1	large silk plant
	1	framed print
misc accessories

Bathroom	2	sets of towls
	1	framed print
	1	shower curtain
	1	bath rug
	1	small silk plant
misc accessories

Hallway	2	framed prints
	1	framed mirrors
	2	vases with silk plants

Model		#2616

Area
	Qty	Item	Serial or Model Number
Living Room	1	couch
	1	occassional chair
	1	coffee table
	1	end table

Schedules

	2	Framed Prints
	2	large prints
	1	lamp
	1	decorataive telephone
	3	wall sconces
	1	Insignia Tv
	1	TV table
misc accessories

Dinning Room	1	Round Glass Top Table
	4	fabric chairs
	4	place setting incl dishes and flatware
	1	framed mirror
	2	large framed prints
	2	large prints
	2	small prints
	1	spice rack
misc accessories

Bedroom #2	1	daybed with linens & pillow
	2	Lamp
	1	twin mattress
	1	Side Table
	1	dresser
	2	small prints
	3	large prints
	2	framed prints
	1	writing desk
	1	desk chair
misc accessories

Master Bedroom	1	queen size box spring and mattress
	1	bed frame and headboard
	1	dresser
	2	lamps
	1	Side Table
	2	Lamp
	4	prints
misc accessories

Master Bathroom	1	rug
	1	shower curtian
	1	print
	1	towel set
misc accessories

Schedules

2nd Bathroom	2	Shower Curtain
	2	towel set
	1	print
		misc accessories

Schedules

Schedule 3.1(c)

Consents

None.

Schedules

Schedule 3.2(a)

Rent Roll

(See attached.)

Schedules

Schedule 3.2(c)

Litigation

None.

Schedules

Schedule 3.2(d)

Violations

None.

Schedules

Schedule 4.2(a)

Assumed Contracts

Vendor	Agmt. Date/Effective Date	Service	Price	Term	Termination
Trashbusters, Inc	1/1/2014	Curbside trash pick up	$972/month	1/1/14-12/31/14	30 day written notice
Trashbusters, Inc	1/1/2014	Curbside recycling	$360/month	1/1/14-12/31/14	30 day written notice
A-Aarlington Abondonded Vehicle	3/15/2005	Vehicle removal	$0	month-to-month	30 day written notice
KeyTrak, Inc	8/12/2008	Key tracking	$147.70	one year extension term (8/1/13-7/31/14)	45 day advance written notice prior to beginning of extension term
G.E.S. CO	2/1/2013	Quarterly fitness equipment maintenance	$175/month	2/1/13-1/31/14	30 day written notice
Waste Management	6/1/2004	Trash compactor removal/hauling	$595.59	6/1/14-5/31/15	60 day advance written notice prior to expiration of extension period
Republic Services/Allied Waste	1/1/2014	Trash compactor removal/hauling	$2281/ month minimum	1/1/14-12/31/16	60 day advance written notice prior to expiration
AT&T	9/19/2008	Phone/internet/cable		9/19/08-9/18/15	30 day written notice
Kings III	12/11/2003	Emergency telephone	$25/month	12/11/13-12/10/16	90 day advance written notice prior to expiration

Schedules

EXHIBIT A

Form of Assignment of Leases

Assignment and Assumption of Leases

THIS ASSIGNMENT AND ASSUMPTION OF LEASE AGREEMENT (this “Assignment”) is entered into as of this             day of             , 2014 (the “Effective Date”), by and between Orion-Fort Worth Associates LLC, a Delaware limited liability company (“Assignor”), and [            ], a [            ] limited liability company (“Assignee”).

WITNESSETH

WHEREAS, Assignor, as seller, and Assignee, as buyer, have entered into that certain Agreement of Purchase and Sale, dated as of November             , 2014 (as the same may be amended, modified and/or supplemented from time to time, the “Agreement”); and

WHEREAS, under the Agreement, Assignor has agreed to assign to Assignee, and Assignee has agreed to accept and assume, all of the interests of the “landlord”, “lessor”, or “owner” in and to those certain lease agreements described in the rent roll attached as Exhibit A together with all amendments, extensions or other modifications thereto (the “Leases”).

NOW, THEREFORE, effective as of the Effective Date, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1.	Assignor hereby assigns, sells, transfers, sets over and delivers unto Assignee as of the Effective Date, all of the interests of the “landlord”, “lessor”, or “owner” in and to the Leases.

2.	Assignee hereby assumes from and after the Effective Date the performance of all of the terms, covenants and conditions of the Leases on Assignor’s part to be performed thereunder.

3.	This Assignment shall be binding upon, and inure to the benefit of, Assignor, Assignee and their respective successors and assigns.

4.	This Assignment shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of Texas.

5.	No amendment or modification to any terms of this Assignment, waiver of the obligations of Assignor or Assignee hereunder, or termination of this Assignment, shall be valid unless in writing and signed by Assignor and Assignee. In the event that the terms of this Assignment conflict with the terms of the Agreement, the Agreement shall control.

Exhibit A – Page 1

This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, together, shall constitute one and the same instrument.

[Remainder of page left blank;

Signatures follow on next page]

Exhibit A – Page 2

IN WITNESS WHEREOF, and intending to be legally bound hereby, Assignor and Assignee have executed this Assignment as of the day and year first above written.

ASSIGNOR:
Orion-Fort Worth Associates LLC, a Delaware limited liability company

By:	Orion-G Master II, LLC
a Delaware limited liability company Its sole member

	By:	BRE Apartment Holdings, LLC,
a Delaware limited liability company
its authorized member

By:
Name:
Title:

ASSIGNEE:

[ ], a [ ]

By:
Name:
Title:

Exhibit A – Page 3

Exhibit A

(See Attached)

Exhibit A – Page 4

EXHIBIT B

Form of Assignment of Contracts

Contract Assignment and Assumption

THIS ASSIGNMENT AND ASSUMPTION OF CONTRACT AGREEMENT (this “Assignment”) is entered into as of this             day of             , 2014 (the “Effective Date”), by and between Orion-Fort Worth Associates LLC, a Delaware limited liability company (“Assignor”) and [            ], a [            ] (“Assignee”).

WITNESSETH

WHEREAS, Assignor, as seller, and Assignee, as buyer, have entered into that certain Agreement of Purchase and Sale, dated as of November __, 2014 (as the same may be amended, modified and/or supplemented from time to time, the “Agreement”); and

WHEREAS, under the Agreement, Assignor has agreed to assign to Assignee, and Assignee has agreed to accept and assume, all of those certain agreements described on Exhibit A (the “Contracts”).

NOW, THEREFORE, effective as of the Effective Date, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1.	Assignor hereby assigns, sells, transfers, sets over and delivers unto Assignee as of the Effective Date, all of the Contracts.

2.	Assignee hereby assumes from and after the Effective Date the performance of all of the terms, covenants and conditions of the Contracts on Assignor’s part to be performed thereunder.

3.	This Assignment shall be binding upon, and inure to the benefit of, Assignor and Assignee and their respective successors and assigns.

4.	This Assignment shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of Texas.

5.	No amendment or modification to any terms of this Assignment, waiver of the obligations of Assignor or Assignee hereunder, or termination of this Assignment, shall be valid unless in writing and signed by Assignor and Assignee. In the event that the terms of this Assignment conflict with the terms of the Agreement, the Agreement shall control.

Exhibit B – Page 1

This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, together, shall constitute one and the same instrument.

[Remainder of page left blank;

Signatures follow on next page]

Exhibit B – Page 2

IN WITNESS WHEREOF, and intending to be legally bound hereby, Assignor and Assignee have executed this Assignment as of the day and year first above written.

ASSIGNOR:
Orion-Fort Worth Associates LLC, a Delaware limited liability company

By:	Orion-G Master II, LLC
a Delaware limited liability company Its sole member

	By:	BRE Apartment Holdings, LLC,
a Delaware limited liability company
its authorized member

By:
Name:
Title:

ASSIGNEE:

[ ], a [ ]

By:
Name:
Title:

Exhibit B – Page 3

Exhibit A

Contracts

Exhibit B – Page 4

EXHIBIT C

Form of Tenant Notices

                 , 2014

To All Tenants:

Re: Orion at Oak Hill Apartments, located at 2450 Oak Hill Circle, Fort Worth, Texas (the “Property”)

Dear Tenant:

1. As of the date of this letter, Orion-Fort Worth Associates LLC, a Delaware limited liability company (“Seller”) has transferred its ownership interest in the Property to [            ] (“Purchaser”). Seller’s interest in your lease has been assigned to Purchaser and Purchaser has assumed the obligations as landlord under your lease which accrue from and after the date hereof.

2. Your refundable security deposit, if any, has been transferred to Purchaser.

3. From this date on, please remit all rent payments and future correspondence to Purchaser at the address listed on Schedule A.

4. Purchaser’s management group will contact all tenants with further information.

Exhibit C – Page 1

SELLER:
Orion-Fort Worth Associates LLC, a Delaware limited liability company

By:	Orion-G Master II, LLC
a Delaware limited liability company Its sole member

	By:	BRE Apartment Holdings, LLC,
a Delaware limited liability company
its authorized member

By:
Name:
Title:

BUYER:

[ ], a [ ]

By:
Name:
Title:

Exhibit C – Page 2

SCHEDULE A

For all notices and written correspondence:

[Assignee/Buyer]

[Address]

[Attention:             ]

with a copy to:

[Assignee/Buyer]

[Address]

[Attention:             ]

For all rent and other payments by wire:

[to be provided separately]

Exhibit C – Page 3

EXHIBIT D

Form of Assignment of License, Permits, Warranties and General Intangibles

Assignment and Assumption of Licenses, Permits and Intangibles

THIS ASSIGNMENT AND ASSUMPTION OF LICENSES, PERMITS AND INTANGIBLES AGREEMENT (this “Assignment”) is entered into as of this             day of             , 2014 (the “Effective Date”), by and between Orion-Fort Worth Associates LLC, a Delaware limited liability company (“Assignor”) and [            ], a [            ] (“Assignee”).

WITNESSETH

WHEREAS, Assignor, as seller, and Assignee, as buyer, have entered into that certain Agreement of Purchase and Sale, dated as of November             , 2014 (as the same may be amended, modified and/or supplemented from time to time, the “Agreement”); and

WHEREAS, under the Agreement, Assignor has agreed to assign to Assignee, and Assignee has agreed to accept and assume, any and all of Assignor’s right, title and interest in and to the “General Intangible Property” and “Warranties” (as such terms are defined in the Agreement) (collectively, the “Assigned Property”), to the extent such Assigned Property is assignable, pertaining to the construction, repairs and improvements located on the real property described on Exhibit A.

NOW, THEREFORE, effective as of the Effective Date, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1.	Assignor hereby assigns, sells, transfers, sets over and delivers unto Assignee as of the Effective Date, all of its rights, title and interest in and to the Assigned Property.

2.	Assignee hereby assumes from and after the Effective Date the performance of all of the terms, covenants and conditions of the Assigned Property on Assignor’s part to be performed thereunder.

3.	This Assignment shall be binding upon, and inure to the benefit of, Assignor and Assignee and their respective successors and assigns.

4.	This Assignment shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of Texas.

5.	No amendment or modification to any terms of this Assignment, waiver of the obligations of Assignor or Assignee hereunder, or termination of this Assignment, shall be valid unless in writing and signed by Assignor and Assignee. In the event that the terms of this Assignment conflict with the terms of the Agreement, the Agreement shall control.

Exhibit D – Page 1

This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, together, shall constitute one and the same instrument.

[Remainder of page left blank;

Signatures follow on next page]

Exhibit D – Page 2

IN WITNESS WHEREOF, and intending to be legally bound hereby, Assignor and Assignee have executed this Assignment as of the day and year first above written.

ASSIGNOR:
Orion-Fort Worth Associates LLC, a Delaware limited liability company

By:	Orion-G Master II, LLC
a Delaware limited liability company Its sole member

	By:	BRE Apartment Holdings, LLC,
a Delaware limited liability company
its authorized member

By:
Name:
Title:

ASSIGNEE:

[ ], a [ ]

By:
Name:
Title:

Exhibit D – Page 3

Exhibit A

Legal Description of Property

Exhibit D – Page 4

EXHIBIT E

Form of Deed

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

SPECIAL WARRANTY DEED

STATE OF TEXAS	§
§
COUNTY OF TARRANT	§

Orion-Fort Worth Associates LLC, a Delaware limited liability company (“Grantor”), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which consideration are hereby acknowledged, by these presents does hereby Grant, Bargain, Sell, and Convey, unto [            ], a [            ] (“Grantee”), having an address at             , for itself and its successors and assigns (i) all that real property situated in the County of Tarrant, State of Texas, and more particularly described on Exhibit A attached hereto and made a part hereof for all purposes, and (ii) together with all improvements now or hereafter situated thereon, and Grantor’s interest as lessor or landlord in all space leases or occupancy agreements covering all or any portion of such real property and the improvements situated thereon (collectively, the “Property”), TOGETHER with all and singular tenements, hereditaments and appurtenances thereunto belonging or in any way appertaining thereto.

This Deed is made and accepted expressly subject to the matters set forth in Exhibit B attached hereto and made a part hereof for all purposes.

GRANTEE ACKNOWLEDGES THAT NEITHER GRANTOR NOR ANY OF ITS DEVELOPERS, CONTRACTORS, CONSULTANTS, ENGINEERS AND/OR ARCHITECTS HAVE MADE ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, CONCERNING THE SUITABILITY, MANNER OR STANDARD OF CONSTRUCTION OR APPROPRIATENESS OF THE IMPROVEMENTS FOR UTILIZATION AS A CONDOMINIUM OR OTHER FORM OF SEPARATE OWNERSHIP.

Notwithstanding the foregoing, Grantor specifically retains and reserves for Grantor and Grantor’s successors, transferees and/or assigns all oil, gas and all other minerals, as defined hereinbelow, that are in and under the Property. Grantor, on its own behalf and on behalf of its successors, transferees, assigns, and/or lessees, hereby expressly and forever releases, waives and relinquishes all surface rights in the Property, including rights of ingress and egress and all other rights of every kind and character whatsoever to enter upon or otherwise utilize all or any portion of the surface of the Property or any area below the surface of the Property at a depth of less than 200 feet (the “Minimum Depth”) in the exploration, drilling, production or marketing of oil, gas and all other minerals or otherwise and Grantor hereby agrees that no portion of any well shall be drilled under and/or through the Property at a depth of

Exhibit E – Page 1

less than the Minimum Depth measured vertically from the surface of the Property; provided, however, Grantor and its lessees shall have the right to produce oil, gas and all other minerals in and under the Property below the Minimum Depth but only by directional drilling from lands other than the Property or by horizontal drilling, pooling or other techniques (whether presently known or later developed) which do not require entry or use of the surface of the Property or any area below the surface of the Property above the Minimum Depth. Any Operations shall create an obligation upon the Operating Party actually conducting such exploration, development, production or other operations to procure commercial general liability insurance and commercial auto insurance (or equivalent liability insurance) with limits of insurance reasonably calculated to cover the liability risks of the Operations, and to cause Grantee or its successors to be added as an additional insured under such insurance policies, which shall contain a waiver of subrogation against the additional insureds (if available), and which shall be primary and non-contributory with any other available insurance. This provision shall be binding upon Grantor and its successors, transferees, assigns, and/or lessees and shall be enforceable by Grantee and its successors or assigns (including any subsequent owner of the Property). As used herein, the term “oil, gas and all other minerals” shall be construed in the broadest sense to include all oil, gas, and associated liquid or gaseous hydrocarbons, all sulfur, coal, uranium, lignite, and all other minerals, whether similar or dissimilar to those named above, regardless of how such mineral may be produced, subject however to the restriction on use of the surface estate of the Property set forth herein.

TO HAVE AND TO HOLD the Property, together with all and singular the rights and appurtenances belonging in any way to the Property, unto the said Grantee, its successors and assigns forever, and Grantor binds itself and its successors and assigns to warrant and forever defend all and singular the Property to Grantee, its successors and assigns against every person lawfully claiming or to claim all or any part of the Property, by, through or under Grantor, but not otherwise.

[Signature Pages Follow]

Exhibit E – Page 2

IN WITNESS WHEREOF, the parties have executed this Special Warranty Deed to be effective as of this             day of             , 2014.

GRANTOR:
Orion-Fort Worth Associates LLC, a Delaware limited liability company

By:	Orion-G Master II, LLC
a Delaware limited liability company Its sole member

	By:	BRE Apartment Holdings, LLC,
a Delaware limited liability company
its authorized member

By:
Name:
Title:

[Notary acknowledgement for applicable state to be inserted before execution.]

Exhibit E – Page 3

GRANTEE:

[ ],
a limited liability company

By:
Name:
Title:

[Notary acknowledgement for applicable state to be inserted before execution.]

Exhibit E – Page 4

EXHIBIT A

Legal Description

Exhibit E – Page 5

EXHIBIT B

To Special Warranty Deed

[To be inserted.]

Exhibit E – Page 6

EXHIBIT F

Form of Bill of Sale

Bill of Sale

Orion-Fort Worth Associates LLC, a Delaware limited liability company, as seller (“Seller”), and [                ], a [                ] as buyer (“Buyer”), have entered into that certain Agreement of Purchase and Sale, dated as of November             , 2014 (as the same may be amended, modified and/or supplemented from time to time, the “Agreement”). Defined terms used herein but not otherwise defined shall have the meanings assigned to such terms in the Agreement.

Pursuant to the Agreement, Seller has agreed to sell to Buyer all furniture, fixtures, equipment and other personal property which are placed in or attached to the Property and are owned by Seller and used solely in connection with the operation of the Property (the “Transferred Assets”), but not including (i) items owned or leased by tenants or the Property Manager, (ii) items leased by Seller or (iii) any other Excluded Assets. (but not including (i) items owned or leased by tenants or the Property Manager, (ii) items leased by Seller or (iii) Excluded Assets.

Seller, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby sell, grant, assign, convey, transfer and set over unto Buyer, its successors and assigns, all of Seller’s right, title and interest in and to the Transferred Assets.

TO HAVE AND TO HOLD the same unto Buyer, its successors and assigns forever from and after the date hereof.

This Bill of Sale is made without warranty or representation, express or implied, by or recourse against Seller of any kind or nature whatsoever except as set forth in the Agreement.

Exhibit F – Page 1

This Bill of Sale has been duly executed by Seller as of the             day of             2014.

SELLER:
Orion-Fort Worth Associates LLC, a Delaware limited liability company

By:	Orion-G Master II, LLC
a Delaware limited liability company Its sole member

	By:	BRE Apartment Holdings, LLC,
a Delaware limited liability company
its authorized member

By:
Name:
Title:

Exhibit F – Page 2

EXHIBIT G

CERTIFICATE OF NON-FOREIGN STATUS

1.	The undersigned (“Transferor”) hereby certifies:

a. That Transferor is not a foreign entity (as said term is defined in the Internal Revenue Code and Income Tax Regulations) with respect to the transfer of that certain property known as “Orion at Oak Hill Apartments” located in the City of Forth Worth, Texas (the “Property”).

b. That Transferor is the sole member of Orion-Fort Worth Associates LLC (the “Limited Liability Company”). The Limited Liability Company is the record title owner of the Property.

c. The tax identification number of Transferor is             , and the offices of Transferor are located at 345 Park Avenue, New York, New York 10154.

d. Transferor is not a disregarded entity as defined in §1.1445-2(b)(2)(iii) of the Income Tax Regulations.

2.	Transferor understands that this Certificate may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punishable by fine, imprisonment or both.

Exhibit G – Page 1

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

Dated as of                      , 2014.

ORION-G MASTER II, LLC, a Delaware limited liability company]

By:	BRE Apartment Holdings, LLC,
a Delaware limited liability company
its authorized member

By:
Name:
Title:

Exhibit G – Page 2

EXHIBIT H

Form of Title Affidavit

Title Affidavit & Indemnity

dated as of                     , 2014

Oak Hill Apartments, Fort Worth, Texas

Certifications:

This Certificate is given with reference to that certain preliminary title report or title commitment dated as of                     , 2014 under Order No.              (such report or commitment being referred to herein as the “Commitment”), and issued by First American Title Insurance Company (“Title Insurer”). The undersigned (“Owner”) certifies the following to Title Insurer as to the above-referenced premises (the “Premises”) but only as to the period between                     , 2014, and the date hereof (subject to any exceptions expressly noted below):

Mechanics Liens:

A.

All labor, services or materials rendered or furnished to date in connection with the Premises or with the construction or repair of any building or improvements on the Premises contracted for or requested by Owner have been completed and paid for in full, with the possible exception of routine repairs and/or maintenance which have been or will be duly paid in the ordinary course of business; and

B.

To the actual knowledge of Owner, all other labor, services or materials that were contracted for or requested by Owner and that have been rendered or furnished in connection with the Premises or with the construction or repair of any building or improvements on the Premises have been completed and paid for in full.

Tenants/Parties in Possession:

Except as shown in the Commitment (with respect to tenancies of record), including matters disclosed in the underlying exceptions of record referenced therein, there are no tenants or other parties who are in possession or have the right to be in possession of said Premises, other than those tenants identified on the lease chart annexed hereto (and any subtenants thereunder), which tenants have rights as tenants only and do not have an option to purchase all or part of the Premises or right of first refusal affecting all or part of the Premises.

Options To Purchase or Rights of First Refusal:

But for the instant transaction, Owner has not entered into any unrecorded sale contracts, deeds, mortgages, or purchase options or rights of first refusal affecting the Premises or improvements thereon, which are presently in effect and will survive the transfer of the Premises in connection with the instant transaction, except as set forth in the Commitment. [Confirm no ROFO or ROFR, or identify any applicable ROFO or ROFR]

Covenants & Restrictions:

To the actual knowledge of Owner, (a) Owner has received no written notice of past or present violations of any effective covenants, conditions or restrictions set forth in the Commitment (the “CC&Rs”) which remain uncured, and (b) any charge or assessment provided for in any of the CC&Rs has been or will be duly paid.

Bankruptcy:

No proceedings in bankruptcy or receivership have been instituted by or against Owner (or its constituent entities) which are now pending, nor has Owner (or its constituent entities) made any assignment for the benefit of creditors which is in effect as to said Premises.

Exceptions to any of the foregoing: [At the Closing, Seller will list any exceptions, including any TI credit being given to Buyer at Closing or any TIs for which Buyer is responsible under the PSA pursuant to Schedule 1.]

Gap Indemnification:

Between the date hereof and the date of recording of the insured conveyance but in no event later than five (5) business days from the date of Title Insurer’s receipt of the insured conveyance in final form (hereinafter, the “Gap Period”), Owner has not taken or allowed and will not voluntarily take or allow any action to encumber the Premises in the Gap Period.

Exhibit H – Page 1

Further Assurances:

Owner hereby undertakes and agrees to fully cooperate with Title Insurer in correcting any errors in the execution and acknowledgment of the insured conveyance.

Counterparts:

This document may be executed in counterparts.

Inducement and Indemnification:

Owner provides this document to induce Title Insurer to insure title to said Premises well knowing that it will do so only in complete reliance upon the matters asserted hereinabove and further, will indemnify and hold Title Insurer harmless against any loss or damage sustained as a result of any inaccuracy in the matters asserted hereinabove.

Knowledge/Survival:

Any statement “to the actual knowledge of Owner” (or similar phrase) shall mean that the “Designated Representative” (as hereinafter defined) of Owner has no knowledge that such statement is untrue (and, for this purpose, Owner’s knowledge shall mean the present actual knowledge [excluding constructive or imputed knowledge] of the Designated Representative, but such Designated Representative shall not have any liability in connection herewith. Notwithstanding anything to the contrary herein, (1) any cause of action for a breach of this document shall survive until six (6) months after the date hereof, at which time the provisions hereof (and any cause of action resulting from any breach not then in litigation in the jurisdiction where the Premises are situated) shall terminate; and (2) to the extent Title Insurer shall have knowledge as of the date hereof that any of the statements contained herein is false or inaccurate, then Owner shall have no liability with respect to the same. The “Designated Representative” for Owner is [            ]. The Designated Representative of Owner is an individual affiliated with, or employed by, Owner or its affiliates who has been directly involved in the asset management or property management of the Premises and is in a position to confirm the truth and accuracy of Owner’s knowledge certifications hereunder concerning the Premises.

See annexed Title Affidavit & Indemnity signature pages

Exhibit H – Page 2

Signature Page to Title Affidavit & Indemnity

Owner:
Orion-Fort Worth Associates LLC, a Delaware limited liability company,

By:	Orion-G Master II, LLC
a Delaware limited liability company Its sole member

	By:	BRE Apartment Holdings, LLC,
a Delaware limited liability company
its authorized member

By:
Name:
Title:

Exhibit H – Page 3

Lease Chart

see annexed

Exhibit H – Page 4

EXHIBIT I

Form of Water District Disclosure

NOTICE REGARDING TEXAS WATER CODE

THE UNDERSIGNED PARTIES CONCERNING THE PROPERTY LOCATED IN

TARRANT COUNTY, TEXAS

The real property, described below, which you are about to purchase is located in the [                    ] utility/water district. The district has taxing authority separate from any other taxing authority, and may, subject to voter approval, issue an unlimited amount of bonds and levy an unlimited rate of tax in payment of such bonds. As of this date, the rate of taxes levied by the district on real property located in the district is $[            ] on each $[            ] of assessed valuation. If the district has not yet levied taxes, the most recent projected rate of debt service tax, as of this date, is n/a on each $[            ] of assessed valuation. The total amount of bonds which has been approved by the voters and which have been or may, at this date, be issued is $[            ], and the aggregate initial principal amounts of all bonds issued for one or more of the specified facilities of the district and payable in whole or in part from property taxes is $[            ].

The district has the authority to adopt and impose a standby fee on property in the district that has water, sewer, sanitary, or drainage facilities and services available but not connected and which does not have a house, building, or other improvement located thereon and does not substantially utilize the utility capacity available to the property. The district may exercise the authority without holding an election on the matter. As of this date, the amount of the standby fee is [                ]. An unpaid standby fee is a personal obligation of the person that owned the property at the time of imposition and is secured by a lien on the property. Any person may request a certificate from the district stating the amount, if any, of unpaid standby fees on a tract of property in the district.

The purpose of this district is to provide water, sewer, drainage, or flood control facilities and services within the district through the issuance of bonds payable in whole or in part from property taxes. The cost of these utility facilities is not included in the purchase price of your property, and these utility facilities are owned or to be owned by the district. The legal description of the property which you are acquiring is as follows:

Exhibit I – Page 1

SEE ATTACHED DESCRIPTION ON EXHIBIT A

BUYER:
,
a

By:
Name:
Title:

SELLER:
Orion-Fort Worth Associates LLC, a Delaware limited liability company

By:	Orion-G Master II, LLC
a Delaware limited liability company Its sole member

	By:	BRE Apartment Holdings, LLC,
a Delaware limited liability company
its authorized member

By:
Name:
Title:

Exhibit I – Page 2

BUYER IS ADVISED THAT THE INFORMATION SHOWN ON THIS FORM IS SUBJECT TO CHANGE BY THE DISTRICT AT ANY TIME. THE DISTRICT ROUTINELY ESTABLISHES TAX RATES DURING THE MONTHS OF SEPTEMBER THROUGH DECEMBER OF EACH YEAR, EFFECTIVE FOR THE YEAR IN WHICH THE TAX RATES ARE APPROVED BY THE DISTRICT. BUYER IS ADVISED TO CONTACT THE DISTRICT TO DETERMINE THE STATUS OF ANY CURRENT OR PROPOSED CHANGES TO THE INFORMATION SHOWN ON THIS FORM.

Exhibit I – Page 3

Exhibit A Legal Description

[To be attached.]

Exhibit I – Page 4

Exhibit J

SEC Rule 3-14 Document Request List

(1) Monthly bank statements for the Property for the following dates: 12/31/12, 1/31/13, 12/31/13, 1/31/14, 9/30/14, 10/31/14;

(2) Reconciliations to aforementioned bank statements;

(3) Trial Balances as of 12/31/12, 12/31/13, 9/30/14, and the last date the seller owns the Property;

(4) Balance Sheet at 12/31/12, 12/31/13, 9/30/14 and the last month the seller owns the Property;

(5) Account payable and account receivable detail listing/aging reports at 12/31/12 and 12/31/13;

(6) Check registers and payables registers for January 2013, February 2013, January 2014, February 2014, October 2014 and November 2014; and

(7) General Ledger for 2013 and 2014.

Exhibit J – Page 1